                                  EXHIBIT 99.2


                            STOCK PURCHASE AGREEMENT



                                      AMONG



                      METROMEDIA INTERNATIONAL GROUP, INC.,



                           ORION PICTURES CORPORATION



                                       AND



                              P&F ACQUISITION CORP.



                             DATED AS OF MAY 2, 1997



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                                                 TABLE OF CONTENTS
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
ARTICLE I.  DEFINITIONS...........................................................................................1


   1.01.  Definitions.............................................................................................1

   1.02.  Index of Other Defined Terms............................................................................9

ARTICLE II.  TRANSFER OF ASSETS..................................................................................11


   2.01.  Sale of Stock..........................................................................................11

   2.02.  Closing ...............................................................................................11

   2.03.  Purchase Price.........................................................................................11

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER...........................................................13


   3.01.  Ownership of Stock.....................................................................................13

   3.02.  Corporate Existence and Power..........................................................................13

   3.03.  Corporate Authorization of Seller......................................................................13

   3.04.  Subsidiaries...........................................................................................13

   3.05.  Entertainment Group....................................................................................14

   3.06.  Corporate Authorization................................................................................14

   3.07.  Governmental Authorization.............................................................................14

   3.08.  Non-Contravention......................................................................................14

   3.09.  Financial Statements; Undisclosed Liabilities..........................................................15

   3.10.  Absence of Certain Changes.............................................................................15

   3.11.  Properties; Tangible Assets............................................................................17

   3.12.  Affiliates.............................................................................................17

   3.13.  Litigation.............................................................................................18

   3.14.  Contracts..............................................................................................18

   3.15.  Permits; Required Consents.............................................................................20

   3.16.  Compliance with Applicable Laws........................................................................20

   3.17.  Employment Agreements; Change in Control; and Employee Benefits........................................20

   3.18.  Labor and Employment Matters...........................................................................23

   3.19.  Intellectual Property..................................................................................24

   3.20.  Library Films..........................................................................................25

   3.21.  Films In Progress......................................................................................27

   3.22.  Development Projects...................................................................................30

   3.23.  Advisory Fees..........................................................................................30



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
   3.24.  Environmental Compliance...............................................................................30

   3.25.  Insurance..............................................................................................31

   3.26.  Tax Matters............................................................................................31

   3.27.  SEC Documents..........................................................................................31

   3.28.  Disclosure.............................................................................................31

   3.29.  Financial Statements of Landmark.......................................................................32

   3.30.  No Contract With Landmark..............................................................................32

   3.31.  Board Recommendations..................................................................................32

   3.32.  Bankruptcy.............................................................................................33

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................33


   4.01.  Corporate Existence and Power..........................................................................33

   4.02.  Corporate Authorization................................................................................33

   4.03.  Governmental Authorization.............................................................................33

   4.04.  Non-Contravention......................................................................................34

   4.05.  Advisory Fees..........................................................................................34

   4.06.  Litigation.............................................................................................34

   4.07.  Purchase for Investment................................................................................34

   4.08.  Ownership of MGM.......................................................................................34

ARTICLE V.  COVENANTS OF SELLER AND ORION........................................................................34


   5.01.  Conduct of the Business................................................................................35

   5.02.  Access to Information..................................................................................38

   5.03.  Compliance with Terms of Required Governmental Approvals and Required Contractual Consents.............38

   5.04.  Maintenance of Insurance Policies......................................................................38

   5.05.  Confidentiality........................................................................................39

   5.06.  Specific Performance...................................................................................40

   5.07.  Bankruptcy Cases.......................................................................................40

   5.08.  No Solicitations.......................................................................................40

   5.09.  Transfer of Assets.....................................................................................41

   5.10.  Use of Trade Names.....................................................................................42

ARTICLE VI.  COVENANTS OF BUYER..................................................................................42


   6.01.  Compliance with Terms of Required Governmental Approvals and Required Contractual Consents.............42

   6.02.  Confidentiality........................................................................................42

   6.03.  Specific Performance...................................................................................42


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
   6.04.  Use of Metromedia Name.................................................................................43

   6.05.  Bank Waivers...........................................................................................43

ARTICLE VII.  COVENANTS OF ALL PARTIES...........................................................................43


   7.01.  Further Assurances.....................................................................................43

   7.02.  Certain Filings........................................................................................43

   7.03.  Public Announcements...................................................................................43

   7.04.  Administration of Accounts.............................................................................44

   7.05.  Specific Performance...................................................................................44

   7.06.  Right of First Negotiation.............................................................................44

   7.07.  Proxy Consent Solicitation.............................................................................44

   7.08.  Refinancing of Debt....................................................................................45

ARTICLE VIII.  CONDITIONS TO CLOSING.............................................................................46


   8.01.  Conditions to Obligation of Buyer......................................................................46

   8.02.  Conditions to Obligation of Seller.....................................................................47

ARTICLE IX.  INDEMNIFICATION.....................................................................................49


   9.01.  Indemnification of Buyer...............................................................................49

   9.02.  Indemnification of Seller..............................................................................49

   9.03.  Survival of Representations, Warranties and Covenants..................................................50

   9.04.  Claims for Indemnification.............................................................................50

   9.05.  Defense of Claims......................................................................................51

   9.06.  Nature of Payments.....................................................................................52

   9.07.  Taxes..................................................................................................52

ARTICLE X.  TERMINATION..........................................................................................52


   10.01.  Grounds for Termination...............................................................................52

   10.02.  Effect of Termination.................................................................................54

   10.03.  Commitment Fee........................................................................................54

ARTICLE XI.  TAX MATTERS.........................................................................................57


   11.01.  Tax Returns and Payments..............................................................................57

   11.02.  Section 338(h)(10)....................................................................................58

   11.03.  Indemnification.......................................................................................59

   11.04.  Procedures for Indemnification........................................................................59

ARTICLE XII.  MISCELLANEOUS......................................................................................60

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
   12.01.  Notices...............................................................................................60

   12.02.  Amendments; No Waivers................................................................................62

   12.03.  Construction..........................................................................................62

   12.04.  Expenses..............................................................................................63

   12.05.  Successors and Assigns................................................................................63

   12.06.  Governing Law.........................................................................................63

   12.07.  Counterparts; Effectiveness...........................................................................63

   12.08.  Entire Agreement......................................................................................63

   12.09.  Captions..............................................................................................63

   12.10.  Severability..........................................................................................63

   12.11.  Forum; Attorneys' Fees................................................................................63

   12.12.  Cumulative Remedies...................................................................................64

   12.13.  Third Party Beneficiaries.............................................................................64

   12.14.  Knowledge.............................................................................................64






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                                                     SCHEDULES
                                                     ---------

Schedule 1.01                  Permitted Liens
Schedule 1.02                  Statement of Assumptions
Schedule 3.04                  Subsidiaries
Schedule 3.08(c)               Conflicts
Schedule 3.09                  Financial Statements; Undisclosed Liabilities
Schedule 3.10(e)               Absence of Certain Changes
Schedule 3.10(h)               Distributions
Schedule 3.11(a)               Liens
Schedule 3.11(c)               Leases
Schedule 3.11(d)               Real Property Owned
Schedule 3.12                  Affiliates
Schedule 3.13                  Litigation
Schedule 3.14(a)               Scheduled Contracts
Schedule 3.14(b)               Valid and Binding Contracts
Schedule 3.14(c)               Participations
Schedule 3.15(a)               Permits
Schedule 3.15(b)               Required Consents
Schedule 3.16                  Compliance with Applicable Laws
Schedule 3.17(a)               Certain Employment Agreements
Schedule 3.17(b)               Other Employment Agreements
Schedule 3.17(c)               Benefit Plans
Schedule 3.17(d)               Employee Pension Benefit Plans
Schedule 3.17(e)               Multiemployer Plans
Schedule 3.17(f)               Entertainment Plans
Schedule 3.18(a)               Labor and Employment Matters
Schedule 3.18(b)               Labor Disputes
Schedule 3.19(a)               Owned Intellectual Property Rights
Schedule 3.19(b)               Licensed Intellectual Property Rights
Schedule 3.19(c)               Licenses
Schedule 3.19(d)               Claims
Schedule 3.19(e)               Royalties
Schedule 3.20(a)               Library Films
Schedule 3.20(a)(i)            Availability Dates
Schedule 3.20(a)(ii)           Film Rights
Schedule 3.20(a)(iii)          Dormant Films
Schedule 3.20(a)(iv)           Film Liens
Schedule 3.20(b)               Ratings
Schedule 3.20(c)               Elements
Schedule 3.20(f)               Copyrights
Schedule 3.20(g)               Music
Schedule 3.20(i)               Insurance Claims
Schedule 3.20(j)               Rights


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
Schedule 3.20(l)               Participations
Schedule 3.21(a)               Films In Progress
Schedule 3.21(b)               Ownership
Schedule 3.21(c)               Ratings
Schedule 3.21(d)               Elements
Schedule 3.21(i)               Copyrights
Schedule 3.21(j)               Music
Schedule 3.21(l)               Insurance Claims
Schedule 3.21(m)               Rights
Schedule 3.21(o)               Participations
Schedule 3.22                  Development Projects
Schedule 3.24(a)               Environmental Permits
Schedule 3.24(b)               Compliance with Environmental Laws
Schedule 3.24(c)               Continuing Compliance with Environmental Laws
Schedule 3.25                  Insurance
Schedule 3.26                  Tax Matters
Schedule 3.29(a)               Landmark Financial Statements
Schedule 3.29(b)               Landmark Transferred Assets
Schedule 3.30                  Contracts with Landmark
Schedule 3.32(c)               Plan Liens
Schedule 5.01(a)(ix)           Budgets
Schedule 7.06                  First Negotiation Territories
Schedule 9.01(c)               Indemnified Litigation



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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (the "Agreement") dated as of May 2, 1997 is by and among METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Seller"), ORION PICTURES CORPORATION, a Delaware corporation ("Orion" and, together with all of its direct and indirect subsidiaries other than the Landmark Theater Group and its subsidiaries ("Landmark"), the "Entertainment Companies"), and P&F ACQUISITION CORP., a Delaware corporation ("Buyer").

                                 R E C I T A L S

                  A. The Entertainment Companies are engaged in the business of the production and worldwide distribution and exploitation in all media of motion pictures, television programming and other filmed entertainment, including the exploitation of a library of motion pictures, television programming and other filmed entertainment;

                  B. Seller owns all of the issued and outstanding stock of Orion (the "Shares"); and

                  C. Seller desires to sell and Buyer desires to purchase all of the Shares on the terms and conditions set forth herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

                  1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

                  "Alternative Proposal" shall mean a proposal or offer (other than by Buyer) for a stock purchase, asset acquisition, merger, consolidation or other business combination involving any Entertainment Company or any proposal to acquire in any manner a direct or indirect substantial equity interest in, or all or any substantial part of the assets of, any Entertainment Company, but shall not include a proposal or offer to acquire an equity interest in Seller by a Person that agrees for the benefit of Buyer to cause Seller to comply with the terms of this Agreement and to vote all shares of Seller's common stock or other equity securities beneficially owned by such Person in favor of approval of this Agreement and the transactions contemplated hereby.



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                  "Applicable Law" means, with respect to any Person, any
domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

                  "Associate" or "Associated With" means, when used to indicate a relationship with any Person, (a) any other Person of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof.

                  "Bankruptcy Cases" means the bankruptcy cases of In re Orion Pictures, Inc., a Delaware Corporation, et. al., Debtors, jointly administered under case number 91 B 15635 (BRL) commenced in the Bankruptcy Court under title 11 of the United States Bankruptcy Code.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York acting in any of the Bankruptcy Cases.

                  "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers' compensation benefits, (iii) each incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan,
(vi) each deferred compensation plan and (vii) each compensation policy and practice maintained by Seller or any Entertainment Company or any ERISA Affiliate of any of the foregoing covering the employees, former employees, directors and former directors thereof and the beneficiaries of any of them.

                  "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Buyer Affiliated Group" shall mean Buyer and members of the affiliated group, within the meaning of Section 1504 of the Code, of which Buyer is the common parent.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confirmation Documents" means the Plan of Reorganization and the Order Confirming Plan, and any other orders of the Bankruptcy Court entered in the Bankruptcy Cases, which modifies the treatment of the claims of creditors or of equity security holders or that limits the power or authority of any Entertainment Company to use, sell or lease its property as



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authorized by applicable non-bankruptcy law, or that requires any Entertainment
Company to give notice to or obtain the approval of the Bankruptcy Court in connection with the conduct of its business and affairs.

                  "Contracts" means all contracts, agreements, options, leases, License Agreements, output agreements, distribution contracts, sales and purchase orders, commitments, instruments and other obligations of any kind, whether written or oral, inclusive of amendments, to which any Entertainment Company is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts.

                  "Consolidated Returns" shall mean federal Income Tax Returns that Seller has elected to file on a consolidated basis.

                  "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement net of insurance proceeds actually received, including without limitation (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

                  "Debt" means any indebtedness of any Entertainment Company, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit (or reimbursement obligations in respect thereof) or banker's acceptances or representing capitalized lease obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or account payable, in each case incurred in the ordinary course of business, as well as all indebtedness of others secured by a Lien on any asset of any Entertainment Company (whether or not such indebtedness is assumed by an Entertainment Company) and, to the extent not otherwise included, any Guaranty by any Entertainment Company of any indebtedness of any other Person (other than another Entertainment Company).

                  "Elements" means negative and positive film, soundtracks, music tracks, effects tracks, optical, audio, video and advertising materials and supplies associated with any Film.

                  "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by Seller or any Entertainment Company or any ERISA Affiliate thereof covering employees or former employees of any Entertainment Company.

                  "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.


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                  "Environmental Laws" means all Applicable Laws relating to the protection of the environment or human health including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land; (ii) all requirements relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (iii) the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control
Act, the Safe Drinking Water Act, the Toxic Substances Control Act ("TSCA") and all regulations promulgated pursuant to any of these or analogous state or local statutes.

                  "Environmental Liabilities" means Liabilities of a Person that arise under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

                  "Existing Orion Credit Facility" means the Amended and Restated Credit, Guaranty and Security Agreement, dated as of June 27, 1996, by and among Orion, the lenders listed therein and The Chase Manhattan Bank, as agent.

                  "Films" means motion pictures (including feature films), shorts, television programming, animated programming or other filmed entertainment, and the components thereof (whether or not now known or recognized) as to which any Entertainment Company owns any right, title or interest including, without limitation, Library Films, Films In Progress and Development Projects and including, without limitation: (i) completed, delivered and released projects; (ii) works in progress comprising projects in development, principal photography and/or post-production, projects complete but not yet released, and unreleased or completed but undelivered pick-ups; (iii) underlying rights in and to the literary, musical and dramatic and other material associated with or related to or necessary to the exploitation of the works or projects referred to in clauses (i) or (ii) including, without limitation, copyrights pertaining thereto; (iv) to the extent related to the works or projects referred to in clauses (i) or (ii), sequel, prequel and remake rights, all rights to novelization, merchandising, character, serialization, games and interactive video; (v) all other ancillary and subsidiary rights throughout the universe related to such works and projects; (vi) all Elements; and (vii) all contractual and other rights associated with or related to such works or projects and the related ancillary and subsidiary rights whether in any media now known or hereafter developed.

                  "GAAP" means generally accepted accounting principles, consistently applied.

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                  "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court (including, without limitation, the Bankruptcy Court), government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "Group Health Plan" means any group health plan, as defined in
Section 5000(b)(1) of the Code.

                  "Guaranty" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has made or issued a guaranty, reimbursement, counterindemnity or similar obligation, in any case guaranteeing or in effect guaranteeing any Debt, lease, dividend or other obligation (the "primary obligation") of any other Person (the "primary obligor"), in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the payment thereof including, without limitation, any negative pick-up obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) commitments to produce Films, (C) minimum guaranteed payments in License Agreements with respect to Films, or (D) obligations in respect of Participations payable to others, which Participations were created in connection with the development, production, acquisition, distribution, exhibition, exploitation or financing of Films. The amount of any obligation in respect of a Guaranty shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Buyer in good faith.

                  "Hazardous Substance" means any substance, waste or material:
(i) the presence of which requires investigation or remediation under any Environmental Law; or (ii) the generation, storage, treatment, transportation, disposal, remediation, removal, handling or management of which is regulated by any Environmental Law; or (iii) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (iv) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority; or (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) the presence of which constitutes a nuisance, trespass or other tortious condition for which a Seller could be or is alleged to be liable; or



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(vii) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Income Tax" shall mean all Taxes based upon, measured by or calculated with respect to net income or profits, including any interest, penalty or addition thereto.

                  "Indemnifying Party" means: (i) with respect to any Buyer Indemnitee asserting a claim under Sections 9.01 or 12.12, Seller; and (ii) with respect to any Seller Indemnitee asserting a claim under Sections 9.02 or 12.12, Buyer.

                  "Indemnitee" means: (i) each of Buyer and its Affiliates with respect to any claim for which Seller is an Indemnifying Party under Sections
9.01 or 12.12; and (ii) Seller and its Affiliates with respect to claims for which Buyer is an Indemnifying Party under Sections 9.02 or 12.12.

                  "IRS" means the Internal Revenue Service.

                  "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

                  "License Agreements" means agreements to which any Entertainment Company is a party or by which any Entertainment Company is otherwise bound, pursuant to which an Entertainment Company grants or licenses to or acquires from a third party any right, title or interest relating to the distribution, exhibition or other exploitation of one or more Films.

                  "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

                  "LIBOR" shall mean, with respect to each day during any applicable one month period, the one month London interbank offered rate for Dollar deposits as of 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such period, as quoted on Telerate page 3750 or on such replacement system as is then customarily used to quote the London interbank offered rate. If two or more such rates appear on Telerate page 3750 or associated pages, the rate in respect of such period shall be the arithmetic mean of such offered rates (rounded upwards, if necessary, to the nearest 1/100th of one percent).

                  "Material Adverse Effect" means a material change in, or material adverse effect on, the assets, liabilities, business, operations or financial condition of the Entertainment Companies taken as a whole.


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                  "MGM Credit Facility" means the $800 Million Credit Agreement, dated as of October 10, 1996, among Metro-Goldwyn-Mayer Inc., the Lenders listed therein, the L/C issuers named therein and Morgan Guaranty Trust Company of New York, as agent, and all related documents.

                  "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA.

                  "New Orion Credit Facility" means a revolving credit facility, naming Orion as borrower, that is to take effect concurrent with the Closing and that in all respects is in form and substance satisfactory to Buyer.

                  "Order Confirming Plan" means the order of the Bankruptcy Court entitled "Order Confirming the Debtors' Modified Third Amended Joint Consolidated Plan of Reorganization," dated October 20, 1992, entered in the Bankruptcy Cases.

                  "Participations" means, with respect to any Film, all amounts (whether described as a deferment, a gross participation or otherwise) which any Entertainment Company may be contractually obligated to pay to any person, for rights or services in connection with any Film and which are based on or dependent on all or any percentage of the proceeds of the Film (irrespective of the manner in which such proceeds are defined or computed), including royalties, residuals and guild payments, whether or not such payment has then become due or been made.

                  "Permitted Liens" means (i) Liens for Taxes or governmental assessments; charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements;
(iv) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP; (v) guild Liens; (vi) customary Liens (a) granted in the ordinary course to secure a licensee's ability to retain distribution rights under a License Agreement to which the licensee is a party and (b) which Liens, if enforced, in the aggregate would not have a Material Adverse Effect; and (vii) other Liens set forth on Schedule 1.01 hereto. Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by Seller or any Entertainment Company or by any of their ERISA Affiliates or arising in connection with any material excise tax or penalty tax with respect to such Benefit Plan shall be a Permitted Lien.

                  "Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

                  "Plan Affiliate" means, with respect to any Person, any employee benefit plan or arrangement sponsored by, maintained by or contributed to by such Person, and with respect to any employee benefit plan or arrangement, any Person sponsoring, maintaining or contributing to such plan or arrangement.

                  "Plan of Reorganization" means the "Debtors' Third Amended Joint Consolidated Plan of Reorganization," dated September 3, 1992, filed in the Bankruptcy Cases.

                  "Post-Closing Period" shall mean any Taxable period that begins after the Closing Date.

                  "Pre-Closing Period" shall mean any Taxable period that ends on or before the Closing Date.

                  "Proceeding" means an action, suit, hearing, arbitration, proceeding (public or private) or, to Seller's knowledge, governmental investigation, that has been brought by or against any Governmental Authority or any other Person.

                  "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                  "Reference Rate" means LIBOR as in effect from time to time plus 1.00%. The party to whom interest is payable hereunder shall determine LIBOR for successive one month periods until the obligation bearing interest is paid in full.

                  "Seller Affiliated Group" shall mean Seller and members of the affiliated group, within the meaning of Section 1504 of the Code, of which Seller is the common parent.

                  "Share Encumbrances" means, with respect to any of the Shares, any lien, charge, claim, option, pledge, right of other parties, voting trust, proxy, stockholder or similar agreement, restriction, adverse claim or any other encumbrance of any nature whatsoever.

                  "Statement of Assumptions" means the statement of assumptions derived by Buyer from information made available to it in its due diligence investigation of the Entertainment Companies prior to the date of this Agreement that is attached as Schedule 1.02 hereto.

                  "Straddle Period" shall mean any Taxable period that begins before and ends after the Closing
Date.

                  "Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries, and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise), if such Person has a 10% or more equity interest therein.

                  "Tax" shall mean all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, irrespective of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability pursuant to
Section 1.1502-6 of the Treasury Regulations or comparable or similar provisions of state, local or foreign law, or whether by reason of any tax sharing, tax reimbursement or tax indemnification agreement, or by reason of a tax treaty. "Taxes" and "Taxable" shall have the correlative meanings.

                  "Tax Return" means all returns, reports, statements, forms or other materials or information required to be filed with respect to any Tax.

                  "Union Bank Loan" means the loan in the amount of Seven Million Dollars ($7,000,000) from Union Bank of California on the Film entitled "Music From Another Room" which is secured solely by the assets of such Film and which is otherwise without recourse against any Entertainment Company.

                  1.02. Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

          DEFINED TERM                                                          SECTION
          "1996 Balance Sheet"                                                  3.09
          "A Films"                                                             3.20(a)
          "Annual Statements"                                                   3.09
          "ASCAP"                                                               3.20(g)
          "B Films"                                                             3.20(a)
          "BMI"                                                                 3.20(g)
          "Buyer"                                                               Preamble
          "Closing"                                                             2.02
          "Closing Date"                                                        2.02
          "Commitment Fee"                                                      10.03
          "Development Projects"                                                3.22
          "Distributions"                                                       3.10(h)
          "Employment Agreements"                                               3.17(a)
          "Entertainment Companies"                                             Preamble
          "Entertainment Plan"                                                  3.17(c)
          "Equity Securities"                                                   3.01
          "Essential Consents"                                                  3.15(b)
          "Film Rentals"                                                        5.09

          "Films In Progress"                                                   3.21(a)
          "Final Statement"                                                     2.03(c)
          "Financial Statements"                                                3.09
          "Insurance Policies"                                                  3.25
          "Intellectual Property Rights"                                        3.19(b)
          "Interim Statements"                                                  3.09
          "Landmark"                                                            Preamble
          "Landmark Financial Statements"                                       3.29
          "Leases"                                                              3.11(c)
          "Library Films"                                                       3.20(a)
          "Licensed Intellectual Property Rights"                               3.19(b)
          "MPAA"                                                                3.20(b)
          "Orion"                                                               Preamble
          "Overpayment"                                                         2.03(e)
          "Owned Intellectual Property Rights"                                  3.19(a)
          "P&A"                                                                 5.01(a)(ix)
          "Permits"                                                             3.15(a)
          "Personal Property Leases"                                            3.11(c)
          "Preliminary Purchase Price"                                          2.03(b)
          "Preliminary Statement"                                               2.03(b)
          "Proceedings"                                                         3.13
          "Pro Forma Statements"                                                3.09
          "Purchase Price"                                                      2.03(a)
          "Real Property Leases"                                                3.11(c)
          "Required Consents"                                                   3.15(b)
          "Required Contractual Consent"                                        3.15(b)
          "Required Governmental Approval"                                      3.15(b)
          "Scheduled Contracts"                                                 3.14(a)
          "SEC"                                                                 3.05
          "SEC Documents"                                                       3.27
          "Section 338 Elections"                                               11.02(a)
          "Section 338 Taxes"                                                   11.02(c)
          "Securities Act"                                                      7.07(a)
          "Selected Firm"                                                       2.03(c)
          "Seller"                                                              Preamble
          "Seller Indemnitees"                                                  9.02
          "Shares"                                                              Recitals
          "Subsequent Material Contract"                                        5.01(b)(v)
          "Tax Claim"                                                           11.04(a)
          "Tax Indemnitee"                                                      11.04(a)
          "Tax Indemnitor"                                                      11.04(a)
          "Unaffiliated Production Company"                                     3.21(b)
          "Unpaid Balance"                                                      2.03(d)

                                   ARTICLE II

                                  SALE OF STOCK

                  2.01. Sale of Stock. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer all of the Shares on the Closing Date. At the Closing, Seller shall deliver to Buyer a certificate evidencing the Shares duly endorsed for transfer and with all transfer stamps attached and such other instruments as may be reasonably requested by Buyer to transfer full legal and beneficial ownership of the Shares to Buyer, free and clear of all Share Encumbrances.

                  2.02. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071 on the date on which the last of the conditions to Closing set forth in Sections 8.01 and 8.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which Buyer and Seller may agree (the "Closing Date"). At the Closing, Buyer shall deliver to Seller the Purchase Price.

                  2.03.      Purchase Price.

                           (a)      As consideration  for the Shares and the
covenants and agreements of Seller set forth herein, Buyer shall deliver to Seller at the Closing in immediately available funds to be delivered by wire transfer (to a bank account designated at least three business days prior to the Closing Date in writing by Seller) an amount (the "Purchase Price") equal to Five Hundred Seventy Three Million Dollars ($573,000,000) less the sum of: (i) the greater of (A) all Debt and other amounts outstanding under the Existing Orion Credit Facility on December 31, 1996, net of cash on hand of the Entertainment Companies on December 31, 1996, or (B) all Debt and other amounts outstanding under the Existing Orion Credit Facility on the Closing Date, net of cash on hand of the Entertainment Companies on the Closing Date; plus (ii) unpaid interest on Debt under the Existing Orion Credit Facility accrued to, but not including, the Closing Date; plus (iii) the greater of (A) Thirteen Million Dollars ($13,000,000) or (B) all Debt of the Entertainment Companies (other than Debt outstanding under the Existing Orion Credit Facility on the Closing Date) outstanding on the Closing Date; plus (iv) unpaid interest on such Debt (other than the Existing Orion Credit Facility) accrued to, but not including, the Closing Date.

                           (b)      Not later than three  Business Days prior to
the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Preliminary Statement") containing (i) a schedule of total Debt anticipated to be outstanding on the Closing Date and an estimate of unpaid interest to be accrued thereon as of the Closing Date and other amounts that then will be payable with respect thereto, and (ii) an estimate of cash that would be reflected on a consolidated balance sheet of Orion and its Subsidiaries prepared as of the Closing Date (adjusted, if necessary, to give pro forma effect to distribution to Seller of all capital stock of Landmark on the Closing Date). Based upon the Preliminary Statement, a preliminary determination of the Purchase Price shall be made (the "Preliminary Purchase Price"), which Preliminary Purchase Price shall be subject to adjustment as provided in Sections 2.03(d) and (e).

                           (c)      Within  thirty  (30) days after the  Closing
Date, Buyer shall prepare and deliver to Seller a statement (the "Final Statement") containing (i) a schedule of total Debt outstanding on the Closing Date and accrued and unpaid interest thereon, and other amounts payable with respect thereto, as of the Closing Date (assuming that such Debt was repaid in full on that date), (ii) a calculation of cash on hand that would be reflected on a consolidated balance sheet of Orion and its Subsidiaries prepared as of the Closing Date (adjusted, if necessary, to give pro forma effect to distribution to Seller of all capital stock of Landmark on the Closing Date), and (iii) a calculation of the Purchase Price. The Final Statement and the calculation of the Purchase Price shall be binding upon the parties to this Agreement unless Seller gives written notice of disagreement therewith to Buyer within thirty
(30) days after its receipt of the Final Statement, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller mutually agree upon the Final Statement and the calculation of the Purchase Price within thirty (30) days after Seller's receipt of such notice from Buyer, such agreement shall be binding upon the parties to this Agreement. If Buyer and Seller are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to an independent accounting firm of national reputation selected by the mutual agreement of Buyer and Seller (the "Selected Firm"), and the resolution of that disagreement and the calculation of the total Debt, cash on hand resulting therefrom and the Purchase Price shall be final and binding upon the parties hereto for purposes of this Agreement. The fees and disbursements of the Selected Firm shall be paid by Buyer and Seller as the Selected Firm shall determine based upon its assessment of the relative merits of the positions taken by each in any disagreement presented to such firm. Buyer will grant Seller full access to the books and records of the Entertainment Companies and its relevant personnel in order for it to make its evaluations under this Section 2.03.

                           (d)      If the  Preliminary  Purchase  Price is less
than the Purchase Price (such difference being referred to herein as the "Unpaid Balance"), then, in addition to the amount payable to Seller under Section 2.01(a) of this Agreement, within five (5) Business Days after the final determination of the Final Statement and the Purchase Price, Buyer shall deliver to Seller an amount equal to the Unpaid Balance, together with interest thereon at the Reference Rate in effect from time to time from the Closing Date until the date of such payment, in cash in immediately available funds by wire transfer to a bank account designated in writing by Seller prior to the due date thereof.

                           (e)      If the  Preliminary  Purchase  Price is
greater than the Purchase Price (such difference being referred to herein as an "Overpayment"), then within five (5) Business Days after the final determination of the Final Statement and the Purchase Price, Seller shall reimburse to Buyer an amount equal to the Overpayment, together with interest thereon at the Reference Rate in effect from time to time from the Closing Date until the date of such reimbursement, in cash in immediately available funds by wire transfer to a bank account designated in writing by Buyer prior to the due date thereof.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  3.01. Ownership of Stock. Seller is the legal and beneficial owner of all of the Shares, free and clear of all Share Encumbrances. The delivery to Buyer of the Shares pursuant to the provisions of this Agreement will transfer to Buyer valid title thereto, free and clear of any and all Share Encumbrances. All of the Shares have been duly authorized and were validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. The Shares represent all of the issued and outstanding shares of capital stock of Orion. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants, rights of first refusal or other rights to purchase from Seller or Orion any capital stock of Orion, (ii) any securities convertible into or exchangeable for shares of such stock or
(iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Orion (such options, warrants, rights of first refusal or other rights, convertible securities, exchangeable securities or other commitments are referred to herein collectively as "Equity Securities"). There is no contract, right or option outstanding to require Seller or Orion to redeem, purchase or otherwise reacquire any Equity Securities of Orion, and there are no preemptive rights with respect to any Equity Securities of Orion.

                  3.02. Corporate Existence and Power. Each of Seller and Orion is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate power and authority to enter this Agreement and consummate the transactions contemplated hereby. Orion is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified has not been, and could not reasonably be expected to be, material.

                  3.03. Corporate Authorization of Seller. This Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; provided, however, that the legality, validity, binding effect and enforceability of this Agreement against Seller is not limited by the Bankruptcy Cases; and provided, further, that the consummation by Seller of the Closing and the transfer of the Shares are subject to the approval of Seller's stockholders.

                  3.04. Subsidiaries. Schedule 3.04 sets forth a complete list of each direct or indirect Subsidiary of Orion, its jurisdiction of organization, the authorized capital stock of each such Subsidiary, the number of shares of outstanding capital stock of each such Subsidiary and the owners thereof. All such issued and outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, governmental authorizations, governmental consents and governmental approvals required to carry on the business as now conducted by such Subsidiary and to own and operate the business as now owned and operated by such Subsidiary. Except as disclosed in Schedule 3.04, no Subsidiary holds any of its issued and outstanding shares of capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any Equity Securities of or with respect to such Subsidiary. Except as otherwise disclosed in Schedule 3.04, Orion or a wholly-owned Subsidiary of Orion owns, directly or indirectly, free and clear of all Share Encumbrances, all of the outstanding capital stock or other Equity Securities of each of its Subsidiaries identified in Schedule 3.04. No Subsidiary is required to be qualified to conduct business in any state other than: (a) the states set forth in Schedule 3.04, in which states the relevant Subsidiary is duly qualified and in good standing, and (b) such states where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.05. Entertainment Group. Other than the assets of Landmark reflected in the Landmark Financial Statements, Orion and its Subsidiaries together own all of the assets of the "Entertainment Group" as described in Seller's most recent report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K.

                  3.06. Corporate Authorization of Orion. The execution, delivery and performance by Orion of this Agreement and the consummation by Orion of the transactions contemplated hereby are within Orion's corporate powers and have been duly authorized by all necessary corporate action on the part of Orion. This Agreement has been duly and validly executed by Orion and constitutes the legal, valid and binding agreement of Orion, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; provided, however, that the legality, validity, binding effect and enforceability of this Agreement against Orion is not limited by the Bankruptcy Cases.

                  3.07. Governmental Authorization. The execution, delivery and performance by Seller and Orion of this Agreement requires no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act, (b) the filing of a preliminary and definitive proxy statement with the SEC and (c) any actions, consents, approvals or filings otherwise expressly referred to in Section 3.15 hereof.

                  3.08. Non-Contravention. The execution, delivery and performance by Seller and Orion of this Agreement, and consummation of the transactions contemplated hereby, including without limitation, the transfer of the Shares to Buyer, do not and will not (a) contravene or conflict with the articles or certificate of incorporation or bylaws of Seller or any Entertainment Company, true and correct copies of all of which have been delivered to Buyer by Seller; (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a violation of any provision of any material Applicable Law binding upon or applicable to Seller or any Entertainment Company; (c) except as set forth on Schedule 3.08(c), constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which Seller or any Entertainment Company is entitled under, any material Contract to which it is a party or any material Permit or similar authorization; or (d) except as set forth on Schedule 3.08(c), result in the creation or imposition, under any Contract of any Entertainment Company or Applicable Law, or any Lien on the Shares or on any asset of any Entertainment Company or of Buyer or any Subsidiary of Buyer, or impose any contractual obligation or restriction under such Contract on Buyer or any Subsidiary of Buyer (other than Orion and its Subsidiaries).

                  3.09.      Financial Statements; Undisclosed Liabilities.
Schedule 3.09 contains true and complete copies of (i) the audited balance sheets and related statements of operations and retained earnings and of cash flows for Orion and its consolidated Subsidiaries for the years ended December 31, 1995 and December 31, 1996 (the "Annual Statements"), (ii) the pro forma balance sheets for Orion and its consolidated Subsidiaries as at December 31, 1996 and March 31, 1997 (which March 31, 1997 balance sheet shall be delivered on or before May 8, 1997), adjusted to reflect distribution of the capital stock of Landmark to Seller as if it had occurred on the date thereof (the "Pro Forma Statements") and (iii) the balance sheets and related statements of operations for the three month periods ended March 31, 1996 and March 31, 1997 which shall be delivered on or before May 8, 1997 (collectively, the "Interim Statements" and, together with the Annual Statements and the Pro Forma Statements, the "Financial Statements"). The December 31, 1996 balance sheet referred to in clause (i) above is referred to herein as the "1996 Balance Sheet." Each of the Financial Statements has been prepared based on the books and records of Orion and its Subsidiaries in accordance with GAAP and their normal accounting practices, consistent with past practice and with each other, and present fairly the financial condition, results of operations and cash flows of Orion and its Subsidiaries as of the dates indicated or for the periods indicated, subject in the case of the Interim Statements to normal year-end audit adjustments, which adjustments in the aggregate are not material. The adjustments made to the balance sheet included in the Annual Statements and Interim Statements in the preparation of the Pro Forma Statements were reasonable in all material respects. Except as set forth on Schedule 3.09, there are no Liabilities of any Entertainment Company other than: (i) any Liability accrued as a Liability on the 1996 Balance Sheet; (ii) Liabilities specifically disclosed and identified as such in the schedules to this Agreement; (iii) Liabilities incurred since the date of the 1996 Balance Sheet that do not, and will not, individually or in the aggregate, have a Material Adverse Effect; and (iv) Liabilities incurred since the date of the 1996 Balance Sheet that have been incurred in the ordinary course of business of any of the Entertainment Companies.

                  3.10. Absence of Certain Changes. Since the date of the 1996 Balance Sheet, each Entertainment Company has conducted its business in the ordinary course consistent with past practice, and without limitation, there has not been:

                           (a)      any event, occurrence, development or state
of circumstances or facts or change in the assets, liabilities, business, operations or financial conditions of any Entertainment Company that has had or that could reasonably be expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect;

                           (b)      any incurrence, assumption or guarantee of
any Debt by any Entertainment Company other than drawdowns under the Existing Orion Credit Facility and the Union Bank Loan;

                           (c)      any creation,  assumption or sufferance of
the existence of any Lien other than Permitted Liens created, assumed or suffered to exist in the ordinary course of business consistent with past practice;

                           (d)      any  transaction or commitment made, or any
Contract entered into, by any Entertainment Company (including the acquisition or disposition of any assets), or any waiver, amendment, termination or cancellation of any Contract by any Entertainment Company, or any relinquishment of any rights thereunder by any Entertainment Company, or of any other right or debt owed to any Entertainment Company, other than in each such case actions taken in the ordinary course of business consistent with past practice;

                           (e)      except as set forth in Schedule 3.10(e),
any (i) grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of any Entertainment Company or any Associate of any of the foregoing, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, stockholder or employee of any Entertainment Company or any Associate of any of the foregoing, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer, stockholder or employee of any Entertainment Company or any Associate of any of the foregoing, (iv) increase in compensation, bonus or other benefits payable or potentially payable to directors, officers, stockholders or employees of any Entertainment Company or any Associate of any of the foregoing, other than in the ordinary course of business consistent with past practice or pursuant to existing Contracts, or (v) change in the terms of any bonus, pension, insurance, health or other Benefit Plan of Seller or any of its Affiliates applicable to any Entertainment Company or of any Entertainment Company;

                           (f)      any loan to or guarantee or assumption of
any loan or obligation on behalf of any stockholder, director, officer or employee of Seller or any of its Affiliates or of any Associate of any of the foregoing, except business expense advances to employees of any Entertainment Company occurring in the ordinary course of business consistent with past practice;

                           (g)      except as required by GAAP, any material
change by any Entertainment Company in its accounting principles, methods or practices or in the manner it keeps its books and records or any material change by any Entertainment Company of its current practices with regards to inventory, sales, receivables, payables or accrued expenses which would affect the timing of collection of receivables or the payment of payables;

                           (h)      any  distribution,  dividend,  bonus  or
other payment by any Entertainment Company to Seller or any Affiliate of Seller (other than any Entertainment Company) or any officer, director, stockholder or Affiliate of Seller or any Entertainment Company or any of their respective Affiliates or Associates (collectively, "Distributions"), except for the distribution of Landmark as set forth in Schedule 3.10(h) or occurring in the ordinary course of business consistent with past practice;

                           (i)      any payment,  discharge or satisfaction of
any Liabilities of any Entertainment Company, other than payments, discharges or satisfactions in the ordinary course of business consistent with past practice; or

                           (j)      (i) any payment,  discharge or other
satisfaction of any claim, liability or obligation owed to any Entertainment Company by Seller or any of its Affiliates (other than any Entertainment Company) or owed to Seller or any of its Affiliates (other than any Entertainment Company) by any Entertainment Company or (ii) any prepayment of any Debt (other than payments of revolving loans made under the Existing Orion Credit Facility).

                  3.11.      Properties; Leases; Tangible Assets.

                           (a)      Except for Permitted Liens and those Liens
identified on Schedule 3.11(a), the Entertainment Companies own all of the assets (real, personal or mixed, tangible or intangible (including the Intellectual Property Rights)) reflected in the 1996 Balance Sheet (except those assets disposed of in the ordinary course of business after the date thereof and the Films), free and clear of all Liens.

                           (b)      All tangible  properties  and assets (other
than the Films) and premises owned or leased by the Entertainment Companies are in good condition and repair and are adequate in all material respects for the uses to which they are put, and no tangible properties or assets necessary for the conduct of the business of any Entertainment Company in substantially the same manner as it has heretofore been conducted are in need of replacement, maintenance or repairs, except for routine and not materially deferred replacement, maintenance and repair.

                           (c)      Schedule  3.11(c) sets forth a true and
complete list of all material personal property leases (the "Personal Property Leases") and all leases of real property (the "Real Property Leases" and collectively with the Personal Property Leases, the "Leases") to which any Entertainment Company is a party or by which any Entertainment Company is bound. With respect to the Leases, except as set forth on Schedule 3.11(c), there exist no defaults by any Entertainment Company, or, to the knowledge of Seller, any default or threatened default by any lessor or third party thereunder, that has affected or could reasonably be expected to materially affect the rights and privileges thereunder of any Entertainment Company. Assuming the Required Consents are obtained, the sale of the Shares to Buyer will not adversely affect any Leases with non-Affiliates to which any Entertainment Company is a party or by which any Entertainment Company is bound.

                           (d)      No real property is owned by any
Entertainment Company except as set forth on Schedule 3.11(d).

                  3.12. Affiliates. Except as set forth in Schedule 3.12, to the knowledge of Seller, no stockholder of Seller or any officer or director of Seller or any Entertainment Company (or any immediate family member of any such officer or director):

                           (a)      now has or at any time subsequent to
January 1, 1996 had, directly or indirectly, an equity interest in, or holds debt of, any Person which furnishes or sells or during such period furnished or sold services or products to any Entertainment Company or purchases or during such period purchased from any Entertainment Company any goods or services, or otherwise does or during such period did business with any Entertainment Company; provided, however, that no stockholder of Seller or any Entertainment Company or any of their respective officers, directors or other Affiliates shall be deemed to have such an interest (A) solely by virtue of the ownership of less than five percent (5%) of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a national stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System or (B) by reason of having such an interest in Seller or such Entertainment Company; or

                           (b)      now is or at any time subsequent to
January 1, 1996 was, directly or indirectly, a party to any contract, commitment or agreement to which any Entertainment Company is or during such period was a party or under which any Entertainment Company is or was obligated or bound or to which any Entertainment Company's properties may be or may have been subject.

                  3.13.      Litigation. Except as disclosed in Schedule 3.13,
(i) there are no actions, claims, suits, hearings, arbitrations, proceedings (public or private) or, to Seller's knowledge, governmental investigations, that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings") pending or, to the knowledge of Seller, threatened, against or by any Entertainment Company or against Seller with respect to or relating to any Entertainment Company other than collection actions by any Entertainment Company involving claims of amounts less than Twenty Five Thousand Dollars ($25,000), or which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise seek to prevent Seller or any Entertainment Company from complying with the terms and provisions of this Agreement, and (ii) there are no existing orders, judgments or decrees of any Governmental Authority affecting any of the Entertainment Companies. All matters identified on Schedule 3.13 in the aggregate will not have a Material Adverse Effect.

                  3.14.      Contracts.

                           (a)      Schedule 3.14(a)   sets forth a complete
list of all material Contracts (collectively with the Leases and the Employment Agreements, the "Scheduled Contracts") including, without limitation:

                                 (i)    each Contract  (other than License
         Agreements) between any Entertainment Company and (A) except as disclosed in Schedule 3.12 and Schedule 3.17(a), each present or former director, officer or other member of management or other personnel of any Entertainment Company, (B) any supplier of services or products (other than Films) to the Entertainment Companies whose dollar volume of sales to the Entertainment Companies taken as a whole exceeded in 1996 Five Hundred Thousand Dollars ($500,000), and (C) any Person in which the aggregate payments made to the Entertainment Companies taken as a whole under such Contract exceeded in 1996 Five Hundred Thousand Dollars ($500,000);

                                (ii) each other agreement or arrangement of any Entertainment Company that requires the payment or incurrence of Liabilities, or the rendering of services, by any Entertainment Company, subsequent to the date hereof of more than Five Hundred Thousand Dollars ($500,000) or that is reasonably expected to require payment of more than Five Hundred Thousand Dollars ($500,000) in the aggregate;

                               (iii) all Contracts relating to, and evidences of or guarantees of, or providing security for, Debt or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                                (iv) all partnership, joint venture or other similar Contracts, arrangements or agreements, excluding those Contracts which relate to partnerships or joint ventures formed for the purpose of producing one or more Films;

                                 (v)    all License Agreements to which any
         Entertainment Company is a party or by which any Entertainment Company is otherwise bound in which the aggregate payments to be made to or by any Entertainment Company under such License Agreement subsequent to the date hereof are more than Seven Hundred Fifty Thousand Dollars ($750,000) or are reasonably expected to require payment of more than Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; and

                                (vi)    all License Agreements or other
         Contracts that constitute output deals or similar arrangements.

                           (b)      Except as disclosed in  Schedule 3.14(b),
each Scheduled Contract relating to any Entertainment Company is a legal, valid and binding obligation of each Entertainment Company that is party thereto and, to the knowledge of Seller, each other party thereto, enforceable against each such Entertainment Company that is party thereto and, to the knowledge of Seller, each such other party thereto, in accordance with its terms, except to the extent that unenforceability would not adversely affect any Entertainment Company's rights thereunder or as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and neither any Entertainment Company that is party thereto nor, to the knowledge of Seller, any other party thereto, is in material default or has failed to perform any material obligation thereunder. Complete and correct copies of each Scheduled Contract have been delivered or made available to Buyer. There is no default or failure to perform under other Contracts which could reasonably be expected to have a Material Adverse Effect.

                           (c)      Except as disclosed in Schedule 3.14(c),
each Entertainment Company has paid all material Participations due and payable by it as of the date hereof in accordance with past practice as such practice relates to the timing of such payments, and no Entertainment Company is in default or has failed to perform any obligation with respect to the payment of any such material Participations.

                  3.15.      Permits; Required Consents.

                           (a)      Schedule 3.15(a) sets forth all material
approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) necessary for the operation of the Entertainment Companies in substantially the same manner as currently operated or affecting or relating in any way to the Entertainment Companies (the "Permits").

                           (b)      Schedule 3.15(b)  lists (i) each
governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a "Required Governmental Approval") required under Applicable Law to be obtained by Seller or any Entertainment Company by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit or otherwise, (ii) each Scheduled Contract with respect to which the consent of the other party or parties thereto must be obtained by Seller or any Entertainment Company by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach or default thereunder or any other change or modification to the terms thereof (each, a "Required Contractual Consent") and (iii) each Required Contractual Consent which Seller and Buyer have mutually agreed is critical to the consummation of the transactions contemplated hereby as set forth on Schedule 3.15(b) (each, an "Essential Consent" and collectively with the Required Governmental Approvals and the Required Contractual Consents, the "Required Consents"). Except as set forth in Schedule 3.15(b), each Permit is valid and in full force and effect in all material respects and, assuming the related Required Consents have been obtained prior to the Closing, are or will be transferable by Seller, and assuming the related Required Consents have been obtained prior to the Closing, none of the Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby. To the knowledge of Seller, there are no facts relating to the identity or circumstances of Seller that would prevent or materially delay obtaining any of the Required Consents.

                  3.16. Compliance with Applicable Laws. Except as set forth in Schedule 3.16, the operation of the respective business of each Entertainment Company has not violated or infringed, and does not violate or infringe, any Applicable Law in a manner that could reasonably be expected to have, either alone or together with all such violations or infringements, a Material Adverse Effect.

                  3.17. Employment Agreements; Change in Control; and Employee Benefits.

                           (a)      Except as set forth on Schedule 3.17(a),
there are no employment, consulting, severance pay, continuation pay, termination pay or indemnification agreements or other similar agreements of any nature whatsoever (collectively, "Employment Agreements") between or binding upon any Entertainment Company, on the one hand, and any current or former stockholder, officer, director, employee or Affiliate of any Entertainment Company or any of their respective Associates or any consultant or agent of any Entertainment Company, on the other hand, that are currently in effect other than any such Employment Agreement that does not provide for the payment of more than One Hundred Thousand Dollars ($100,000) in the aggregate in any year.

                           (b)      Except as set forth on Schedule 3.17(b),
there are no Employment Agreements or any other similar agreements to which any Entertainment Company is a party or by which it is bound under which the transactions contemplated by this Agreement (i) will require any payment by any Entertainment Company or Buyer, or any consent or waiver from any stockholder, officer, director, employee or Affiliate of any Entertainment Company or any of their respective Associates or any consultant or agent of any Entertainment Company, or Buyer or (ii) will result in any increase, acceleration, vesting or other change in the compensation, benefits or other rights of any stockholder, officer, director, employee or Affiliate of any Entertainment Company or any of their respective Associates or any consultant or agent of any Entertainment Company under any such Employment Agreement or other similar agreement.

                           (c)      Schedule  3.17(c)  sets forth all Benefit
Plans of Seller, in which any employees or former employees and their beneficiaries of any Entertainment Company participate ("Entertainment Plans"). Seller has made available to Buyer true and correct copies of all governing instruments and related agreements pertaining to such Entertainment Plans.

                           (d)      Except as set forth in Schedule  3.17(d),
neither Seller nor any Entertainment Company nor any Affiliate or ERISA Affiliate of Seller or any Entertainment Company sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan. In connection with any Employee Pension Benefit Plan currently maintained by any Entertainment Company or any ERISA Affiliate,
(i) there have been no accumulated funding deficiencies (within the meaning of Code Section 412), whether or not waived, (ii) there have been no reportable events (within the meaning of ERISA Section 4043(b)) other than any reportable event that may arise in connection with the transactions contemplated by this Agreement, and (iii) no circumstances exist that would warrant a termination of any such plan by the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4042. No Employee Pension Benefit Plan has been terminated within the last five (5) years in other than a standard termination under Section 4041(b) of ERISA and all liabilities under such plans have been adequately and properly discharged. The foregoing applies only to the extent any of the events results in a material Liability of any Entertainment Company.

                           (e)      Except as set forth in Schedule  3.17(e),
neither Seller nor any Entertainment Company nor any Affiliate or ERISA Affiliate of Seller or any Entertainment Company sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to any Multiemployer Plan. Neither Seller nor any Entertainment Company nor any of their ERISA Affiliates has at any time withdrawn from a Multiemployer Plan in a complete withdrawal or a partial withdrawal, as such terms are defined in ERISA Sections 4203 and 4205, respectively, so as to result in any liability, contingent or otherwise, to Seller, any Entertainment Company or any of their ERISA Affiliates. All contributions required to be made by Seller, any Entertainment Company or any of their ERISA Affiliates to each Multiemployer Plan have been made when due. To the best knowledge of Seller, with respect to each Multiemployer Plan, (i) no such plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of Seller, any Entertainment Company or any of their ERISA Affiliates under Title IV of ERISA; (ii) no proceeding has been initiated by any Person (including the PBGC) to terminate any such plan;
(iii) Seller, any Entertainment Company and any of their ERISA Affiliates have no reason to believe that any Multiemployer Plan will be terminated or reorganized; and (iv) Seller, each Entertainment Company and their ERISA Affiliates do not expect to withdraw from any Multiemployer Plan.

                           (f)      Except as set forth in Schedule 3.17(f), no
agreement, commitment or obligation exists to increase benefits under any Entertainment Plan or to adopt any new Entertainment Plan. Further, no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated hereby, and neither Seller nor any Entertainment Company is a party to any agreement or arrangement that could result in the payment of any such benefits or payments.

                           (g)      No Entertainment Plan has participated in,
engaged in or been a party to any non-exempt Prohibited Transaction, and none of Seller, any Entertainment Company or any Affiliate or ERISA Affiliate of Seller or any Entertainment Company has had asserted against it any material claim for taxes under Chapter 43 of Subtitle A of the Code and Section 5000 of the Code, or for material penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of Seller, is there a material basis for any such claim. No officer, director or employee of Seller or any Entertainment Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Entertainment Plan, with respect to which breach Seller or any Entertainment Company is or could be directly or indirectly liable.

                           (h)      Other than routine claims for benefits,
there is no claim pending, or to the knowledge of Seller, threatened, involving any Entertainment Plan by any Person against such plan or Entertainment Company. There is no pending, or to the knowledge of Seller, threatened, proceeding involving any Employee Benefit Plan before the IRS, the United States Department of Labor or any other Governmental Authority that affects any Entertainment Plan.

                           (i)      There is no material violation of any
reporting or disclosure requirement imposed by ERISA or the Code with respect to any Entertainment Plan.

                           (j)      Each  Entertainment Plan has at all times
prior hereto been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code. Seller, each Entertainment Company and their respective Affiliates and ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Entertainment Plan and Applicable Law or required to be paid as expenses under such Entertainment Plan, and Seller and each Entertainment Company and their respective Affiliates and ERISA Affiliates shall continue to do so through the Closing. Each Entertainment Plan that is intended to be qualified under Section 401(a) of the Code is and has always been so qualified, and either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such a determination letter with the IRS within the remedial amendment period such that such determination of qualified status will apply from and after the effective date of any such Entertainment Plan.

                           (k)      With respect to any Group Health Plans
maintained by Seller, any Entertainment Company or any Affiliates or ERISA Affiliates of Seller or any Entertainment Company, whether or not for the benefit of the employees of Seller, any Entertainment Company, Affiliates or its ERISA Affiliates, Seller, the Entertainment Companies and their respective Affiliates and ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and 4980B of the Code. No Entertainment Company is obligated to provide health care benefits of any kind to any retired employees pursuant to any Employee Benefit Plan, including without limitation any Group Health Plan, or pursuant to any agreement or understanding, other than as required by applicable law.

                           (l)      Seller and the Entertainment Companies have
made available to Buyer a copy of the three (3) most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Entertainment Plan.

                  3.18.      Labor and Employment Matters.

                           (a)      Except as set forth on Schedule  3.18(a),
no collective bargaining agreement exists that is binding on any Entertainment Company and, except as described on Schedule 3.18(a), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative at any time subsequent to January 1, 1993. Schedule 3.18(a) describes any organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of any Entertainment Company.

                           (b)      Except as set forth on Schedule 3.18(b), (i)
there is no labor strike, dispute, slow down or stoppage pending or, to the knowledge of Seller, threatened, against or directly affecting any Entertainment Company, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist, and
(iii) no Entertainment Company nor any Affiliate of any Entertainment Company has received any notice or has any knowledge of any threatened labor, employment or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of any Entertainment Company.

                           (c)      Each of the Entertainment Companies has
complied and are currently complying, in respect of all employees of any Entertainment Company, with any Applicable Law respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines, except for instances of noncompliance which could not be reasonably expected to have, alone or in the aggregate, a Material Adverse Effect.

                           (d)      All individuals who are performing or have
performed services for any Entertainment Company or any Affiliate thereof and are or during 1995 or 1996 were classified by any of the Entertainment Companies as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material.

                  3.19.      Intellectual Property.

                           (a)      Other than copyright registrations,
applications and claims relating to the Films and common law trademark rights in the titles of the Films, Schedule 3.19(a) sets forth a complete and correct list of all (i) foreign and United States federal and state patent, trademark, trade name, service mark and copyright registrations, (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Authority and (vi) inventions, discoveries, concepts, ideas, drawings, designs, original works of authorship, computer programs, know-how, research and development, techniques, data, trade secrets and other proprietary and intellectual property rights owned by any of the Entertainment Companies (collectively, the "Owned Intellectual Property Rights").

                           (b)      Other than copyright  registrations,
applications and claims relating to the Films and common law trademark rights in the titles of the Films, Schedule 3.19(b) sets forth a complete and correct list of all (i) foreign and United States federal and state patent, trademark, trade name, service mark and copyright registrations, (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Authority and (vi) inventions, discoveries, concepts, ideas, drawings, designs, original works of authorship, computer programs, know-how, research and development, techniques, data, trade secrets and other proprietary and intellectual property rights which any of the Entertainment Companies has a valid license to use, including a description of all Persons from whom any of the Entertainment Companies have obtained such rights and the material terms of such licenses (collectively, the "Licensed Intellectual Property Rights"). The Owned Intellectual Property Rights and the Licensed Intellectual Property Rights are collectively referred to herein as the "Intellectual Property Rights."

                           (c)      Schedule 3.19(c) lists all licenses pursuant
to which any of the Entertainment Companies have licensed any Person to use any Intellectual Property Rights. No Person is in default in any material respect with respect to its obligations under any of the licenses set forth in Schedule 3.19(c).

                           (d)      Except as set forth in Schedule 3.19(d),
(i) no claim is pending or, to Seller's knowledge, threatened to the effect that the present or past use of the Intellectual Property Rights by any of the Entertainment Companies infringes upon or conflicts with or violates any patent, patent license, patent application, trademark, tradename, trademark or tradename registration, copyright, copyright registration, service mark or any pending application relating thereto, or any trade secret, know-how, program or process, or common law rights in respect of any of the foregoing, or any similar rights, of any Person, (ii) use, sale or licensing of the Intellectual Property Rights by the relevant Entertainment Company does not infringe upon or violate any rights of any other Person, (iii) to the knowledge of Seller, no Person is infringing in any material respect upon the rights of any of the Entertainment Companies in and to the Intellectual Property Rights and (iv) the Intellectual Property Rights are not subject to any Lien other than Permitted Liens and Liens granted in connection with the Existing Orion Credit Facility which shall be extinguished on or before the Closing. Except as set forth on Schedule 3.19(d), no Intellectual Property Right of any of the Entertainment Companies is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the relevant Entertainment Company or, in the case of any Intellectual Property Right licensed to others, restricting the sale, transfer, assignment or licensing thereof by the relevant Entertainment Company to any Person.

                           (e)      Except for Participations or as set forth on
Schedule 3.19(e), no Entertainment Company is obligated to make royalty or other payments to any owner of, licensor of, other claimant to, or any other Person regarding any Intellectual Property Rights.

                  3.20.      Library Films.

                           (a)      Ownership.  All Films set forth on Schedule
3.20(a) are designated therein as "A Films" and "B Films," and all of such A Films and B Films shall be referred to collectively herein as the "Library Films." Schedule 3.20(a)(i) identifies the availability dates of those A Films and B Films which are currently being exploited by Seller, in each media, in the territories indicated. Schedule 3.20(a)(ii) identifies all distribution rights owned or controlled by the Entertainment Companies with respect to each Library Film. Schedule 3.20(a)(iii) identifies all Films which Seller deems to be "dormant." Except as set forth on Schedule 3.20(a)(iv), the Library Films are free and clear of all Liens other than Permitted Liens and Liens disclosed on
Schedule 3.11(a).

                           (b)      Ratings.  Except as disclosed in Schedule
3.20(b), each A Film that is a feature-length motion picture was produced in color on either 35MM or 70MM film, was submitted to the Motion Picture Association of America ("MPAA") for rating, was released theatrically in the United States with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system and was produced primarily in the English language.

                           (c)      Elements. Schedule  3.20(c) identifies all
available Elements owned or controlled by the Entertainment Companies relating to the Library Films listed therein. The Entertainment Companies have laboratory access letters with respect to those Elements which the Entertainment Companies do not own. With respect to each such Library Film identified, the Elements identified are sufficient to produce copies, prints, video products and other reproductions for exploitation in the theatrical, non-theatrical, television and video and audio markets that are of such quality as is consistent with past practice of the Entertainment

Companies. Schedule 3.20(c) identifies the correct identification and location of each laboratory and other place which holds any of the foregoing Elements relating to such Library Films.

                           (d)      No Violation of Third Party Rights. No A
Film, nor any B Film that is currently being exploited by Seller, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film is based, nor the exercise by any authorized person or entity of any right granted to any of the Entertainment Companies in connection therewith will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

                           (e)      Clearances. The relevant Entertainment
Company has obtained proper and effective licenses or grants of authority to use the results and proceeds of the services of performers and other Persons connected with the production of the A Films to the extent reasonably necessary or desirable to exercise all rights of such Entertainment Company therein.

                           (f)      Copyrights. Except as specified on Schedule
3.20(f), good and sufficient copyright notice is affixed to each A Film. Except as set forth in Schedule 3.20(f), each A Film has been registered with the United States Copyright Office.

                           (g)      Music.  Except as set forth in Schedule
3.20(g), all non-dramatic music rights (so-called "small rights") contained in the A Films are (i) available by license from American Society for Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI") or SESAC, Inc.,
(ii) in the public domain, or (iii) controlled by Orion or another Entertainment Company directly or through licenses.

                           (h)      Credits. The credits contained in the main
and end titles of the A Films comply in all material respects with all obligations with respect thereto, including without limitation, contractual obligations to third parties who rendered services in connection with the A Films and all applicable guild agreements.

                           (i)      Insurance Claims. Except as set forth on
Schedule 3.20(i), no insurance claims have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that Orion or another Entertainment Company or any of its predecessors maintained with respect to the A Films.

                           (j)      Rights.  Except as set forth on Schedule
3.20(j), which Schedule sets forth any limitations out of the ordinary course with respect to the use of performers' names and likenesses, editing rights and credit rights and obligations with respect to the A Films, each relevant Entertainment Company has, and has the right to grant to its Affiliates, agents, subdistributors and licensees, the following rights on a non-exclusive basis to the extent reasonably necessary or desirable to exploit the A Films:

                                            (i)      Use of Performers'  Names:
                  To disseminate, reproduce, print and publish the name, likeness and biography of each performer, director, producer, author and writer who rendered services in or in connection with the production of each A Film, for the purpose of advertising, promoting and exploiting such A Film, except that no use may be made so as to indicate or imply that any such person or performer is endorsing a commercial product or service; and

                                            (ii)     Editing  Rights:  To make
                  such cuts, alterations, additions and variations of and in any part of the A Films (including the dubbing-in of languages) as may be deemed necessary or appropriate by such Entertainment Company in its sole discretion excluding, however, any right to delete any logo, copyright notice or credit other than such rights which would not adversely impact the value of each such A Film.

                           (k)      Compliance  with Section 507. Each
Entertainment Company has conformed to the requirements of Section 507 of the Federal Communications Act of 1934, as it may be amended or replaced in a more or less restrictive version, concerning broadcast matter and disclosures required thereunder, insofar as that section applies to persons furnishing program material for television broadcasting. The following is an illustration of the parties' understanding of Section 507, but in case of conflict the terms of Section 507 will control. The Library Films do not include any matter for which any money, service or other valuable consideration is directly or indirectly paid, or promised to, or charged or accepted by Seller or any Entertainment Company or to Seller's knowledge by any producer or independent contractor connected with the Library Films. As used in this paragraph, the term "service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in, or in connection with the Library Films, "unless it is so furnished in consideration for an identification in a broadcast of any person, product, service, trademark or brand name beyond an identification which is reasonably related to the use of such service or property on the broadcast," as such terms are used in said
Section 507. The provisions of this clause shall not apply to feature motion pictures produced initially and primarily for theater exhibition to the extent the Federal Communications Commission continues to waive the requirements of
Section 317(b) of the Communications Act with respect to such motion pictures.

                           (l)      Schedule  3.20(l)  sets  forth all
Participations as of March 31, 1997 with respect to each A Film.

                  3.21.      Films In Progress.

                           (a)      Costs.  Schedule 3.21(a) sets forth for each
Entertainment Company a complete list of all Films currently in principal photography, post-production or that have been completed but not delivered (collectively, the "Films In Progress"), together with (i) a complete summary of all costs and expenses paid by the relevant Entertainment Company in connection with each Film In Progress to the date set forth therein, and (ii) Seller's good-faith estimate of the cost to complete and deliver each Film In Progress.

                           (b)      Ownership.  Except as set forth on
Schedule 3.21(b), the relevant Entertainment Company, or an unaffiliated production company from whom an Entertainment Company has the right to acquire such rights pursuant to a Contract disclosed on a schedule to this Agreement (an "Unaffiliated Production Company"), owns all right, title and interest of every kind and nature, worldwide, in all media, whether now known or hereafter devised, in and to the Films In Progress. Except as set forth on
Schedule 3.21(b), the Films In Progress are, or will be when acquired by any Entertainment Company, free and clear of all Liens other than Permitted Liens and those Liens which are customarily incurred in connection with production financing.

                           (c)      Ratings. Except as disclosed in Schedule
3.21(c), each Film In Progress that is a feature-length motion picture is being produced in color on either 35MM or 70MM film, will be submitted to the MPAA for rating, will be released theatrically in the United States with a rating that is not more restrictive than the current rating equivalent to an "R" under the present system or its equivalent rating under any successor system and is being produced primarily in the English language.

                           (d)      Elements.   Schedule 3.21(d) identifies all
available Elements owned or controlled by the Entertainment Companies relating to the Films In Progress listed therein. The Entertainment Companies have laboratory access letters with respect to those Elements which the Companies do not own. With respect to each such Film In Progress identified, the Elements identified are sufficient to produce copies, prints, video products and other reproductions for exploitation in the theatrical, non-theatrical, television and video and audio markets that are of such quality as is consistent with past practice of the Entertainment Companies. Schedule 3.21(d) sets forth the correct identification and location of each laboratory and other place which holds any of the foregoing Elements relating to such Films In Progress.

                           (e)      Insurance Policies.  The relevant
Entertainment Company or Unaffiliated Production Company has in effect errors and omissions insurance coverage relating to each Film In Progress.

                           (f)      Completion Bond.  The relevant Entertainment
Company or Unaffiliated Production Company has in effect a completion bond guaranteeing the completion and delivery of each Film In Progress according to its terms.

                           (g)      No Violation of Third Party Rights. No Film
In Progress, nor any part thereof, nor any of the literary, dramatic or musical material contained therein or upon which any such Film In Progress is based, nor the exercise by any authorized person or entity of any right granted to any of the Entertainment Companies in connection therewith will violate or infringe upon the trademark, service mark, tradename, copyright, literary, dramatic, music, artistic, personal, private, civil, contract or property right or rights of privacy or any other right, whether tangible or intangible, of any Person.

                           (h)      Clearances.  The relevant Entertainment
Company or Unaffiliated Production Company has obtained proper and effective licenses or grants of authority to use the results and proceeds of the services of performers and other Persons connected with the production of the Films In Progress to the extent reasonably necessary or desirable to exercise all rights of such Entertainment Company therein.

                           (i)      Copyrights.  Good and sufficient copyright
notice will be affixed to each Film In Progress in each case where such affixation is possible. Except as set forth in Schedule 3.21(i), all screenplay materials relating to each Film In Progress have been registered with the United States Copyright Office.

                           (j)      Music.  Except as set forth in Schedule
3.21(j), all non-dramatic music rights (so-called "small rights") contained in the Films In Progress are (i) available by license from ASCAP, BMI or SESAC, Inc., (ii) in the public domain, or (iii) controlled by Orion or another Entertainment Company directly or through licenses.

                           (k)      Credits.  The credits contained in the main
and end titles of the Films In Progress, if any, comply in all material respects with all obligations with respect thereto, including without limitation, contractual obligations to third parties who rendered services in connection with the Films In Progress and all applicable guild agreements.

                           (l)      Insurance  Claims.  Except as set forth on
Schedule 3.21(l), no insurance claims have been made and are currently outstanding and unsettled as of the date of this Agreement on the producer's errors and omissions policies that Orion or another Entertainment Company or any of its predecessors maintained with respect to the Films In Progress.

                           (m)      Rights.  Except as set forth in Schedule
3.21(m), which Schedule sets forth any limitations out of the ordinary course with respect to the use of performers' names and likenesses, editing rights and credit rights and obligations with respect to the Films In Progress, each relevant Entertainment Company has, and has the right to grant to its Affiliates, agents, subdistributors and licensees the following rights on a non-exclusive basis to the extent reasonably necessary or desirable to exploit the Films In Progress:

                                 (i)    Use of Performers'  Names:  To
         disseminate, reproduce, print and publish the name, likeness and biography of each performer, director, producer, author and writer who rendered services in or in connection with the production of each Film In Progress, for the purpose of advertising, promoting and exploiting such Film In Progress, except that no use may be made so as to indicate or imply that any such person or performer is endorsing a commercial product or service; and

                                (ii)    Editing Rights:  To make such cuts,
         alterations, additions and variations of and in any part of the Films In Progress (including the dubbing-in of languages) as may be deemed necessary or appropriate by the relevant Entertainment Company in its sole discretion excluding, however, any right to delete any logo, copyright notice or credit other than such rights which would not adversely impact the value of each such Film In Progress.

                           (n)      Compliance  with Section 507. Each
Entertainment Company has conformed to the requirements of Section 507 of the Federal Communications Act of 1934, as it may be amended or replaced in a more or less restrictive version, concerning broadcast matter and disclosures required thereunder, insofar as that section applies to persons furnishing program material for television broadcasting. The following is an illustration of the parties' understanding of Section 507, but in case of conflict the terms of Section 507 will control. The Films In Progress do not include any matter for which any money, service or other valuable consideration is directly or indirectly paid, or promised to, or charged or accepted by Seller or any Entertainment Company or to Seller's knowledge by any producer or independent contractor connected with the Films In Progress. As used in this paragraph, the term "service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in, or in connection with the Films In Progress "unless it is so furnished in consideration for an identification in a broadcast of any person, product, service, trademark or brand name beyond an identification which is reasonably related to the use of such service or property on the broadcast," as such terms are used in said Section 507. The provisions of this clause shall not apply to feature motion pictures produced initially and primarily for theater exhibition to the extent the Federal Communications Commission continues to waive the requirements of Section 317(b) of the Communications Act with respect to such motion pictures.

                           (o)      Schedule  3.21(o) identifies all
Participations as of March 31, 1997 with respect to each Film In Progress.

                  3.22. Development Projects. Schedule 3.22 identifies all projects in development by or on behalf of each Entertainment Company (the "Development Projects") and all material Contracts relating thereto. The relevant Entertainment Company owns all right, title and interest in and to such Development Projects to the extent described therein.

                  3.23. Advisory Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation (whose fees and expenses will be paid by Seller), there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Seller or any Entertainment Company who might be entitled to any fee, commission or reimbursement of expenses from Buyer or any of its Affiliates or any of their respective Associates or any Entertainment Company upon consummation of the transactions contemplated by this Agreement.

                  3.24.      Environmental Compliance.

                           (a)      Except as disclosed  in  Schedule 3.24(a),
the Entertainment Companies have obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Law. Schedule 3.24(a) also sets forth all permits, licenses and other authorizations issued under any Environmental Law to any Entertainment Company.

                           (b)      Except as disclosed in Schedule  3.24(b),
the Entertainment Companies are in compliance in all material respects with all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under all Environmental Laws and are in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                           (c)      Except as disclosed in Schedule  3.24(c),
there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to or in any way affecting any Entertainment Company that could reasonably be expected to interfere with or prevent continued compliance with any Environmental Law by any Entertainment Company or Buyer after the Closing, or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance, or (iii) resulting from exposure to workplace hazards.

                  3.25. Insurance. Schedule 3.25 sets forth a complete and correct list of all insurance policies of any kind or nature whatsoever currently in force or in force at any time subsequent to January 1, 1995 with respect to the Entertainment Companies (the "Insurance Policies"), including without limitation all "occurrence based" liability policies, all errors and omissions policies and all production package policies. For each Insurance Policy, Schedule 3.25 indicates the type of coverage, the name of the insureds, the insurer, the expiration date, the period to which it relates, the deductibles and loss retention amounts and the amounts of coverage. The Insurance Policies described as being material on Schedule 3.25 and currently in effect are in full force and effect and are valid, outstanding and enforceable, and all premiums due thereon have been paid. Except as set forth on Schedule 3.25, no insurance claims of more than Fifty Thousand Dollars ($50,000) have been made and are currently outstanding and unsettled.

                  3.26.      Tax Matters.

                           (a)      Except as set forth on Schedule  3.26,
Seller and each Entertainment Company (i) have accurately prepared and timely filed or caused to be filed with the appropriate Tax authorities all material Tax Returns required to have been filed by them under applicable law, and (ii) have paid or caused to be paid to the appropriate Tax authorities all material Taxes required to have been paid by them. No Tax liens or assessments have been filed by any Tax authority against the Entertainment Companies or any of their properties or assets.

                           (b)      The  Entertainment  Companies are not and
have not been required to be included in any state, local or foreign combined, unitary or consolidated Tax Return filed by Seller or any of Seller's Subsidiaries (other than the Entertainment Companies).

                  3.27. SEC Documents. Seller has made available to Buyer a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by Seller with the SEC since January 1, 1995 (as such documents have since the time of their filing been amended or supplemented, the "SEC Documents"), which constitute all of the documents (other than preliminary material) that Seller was required to file with the SEC since such date.

                  3.28. Disclosure. The Statement of Assumptions, taken as a whole, does not contain an untrue statement of a material fact. None of (x) this Agreement and the schedules (other than the Statement of Assumptions) delivered pursuant hereto or certificates or other documents delivered to Buyer by or on behalf of Seller or any Entertainment Company pursuant hereto, (y) any of the SEC Documents or (z) any other document or written statement or other written information which has been, or at any time prior to the Closing Date will be, provided to Buyer by or on behalf of Seller or any Entertainment Company in connection with this Agreement or the transactions contemplated hereby (taken as a whole, with respect to such documents, statements or other information relating to the same subject matter) contains or will contain an untrue statement of a material fact or omits or will omit any information or statement of a material fact necessary in order to make the information or statements herein or therein not misleading. After reasonable investigation, including, without limitation, consultation with the appropriate directors, officers and employees of Seller and the Entertainment Companies, there is no fact or condition within the knowledge of Seller which materially and adversely affects the assets, liabilities, business, operations or financial condition of the Entertainment Companies, taken as a whole, which has not been set forth in this Agreement or any schedule hereto or certificate or other document delivered in accordance with the terms hereof or any other written statement or other document delivered to Buyer by or on behalf of Seller or any Entertainment Company.

                  3.29.      Financial Statements of Landmark.

                           (a)      Schedule 3.29(a)  sets forth true and
complete copies of the unaudited balance sheet and related statement of operations for Landmark for the year ended December 31, 1996 and the three-month period ended March 31, 1997 (the "Landmark Financial Statements"). The Landmark Financial Statements have been prepared based on the books and records of Landmark in accordance with GAAP and its normal accounting practices, consistent with past practice, and present fairly the financial condition and results of operations of Landmark as of the date and for the periods indicated, subject to normal year-end adjustments.

                           (b)      Since December 31, 1996, no Entertainment
Company has transferred any asset or property to Landmark (whether in payment of indebtedness, as a contribution to capital or otherwise) except for (i) transfers of cash to Landmark in the ordinary course of business in an aggregate amount (net of cash returned to the Entertainment Companies) not exceeding Three Million Dollars ($3,000,000) and (ii) transfer of those assets identified in
Schedule 3.29(b).

                  3.30.      No Contract With Landmark. Except as set forth on
Schedule 3.30, none of the Entertainment Companies is a party to or is bound by any Contract with Landmark other than exhibition contracts with Orion negotiated on an arms-length film-by-film basis relating to Films the theatrical distribution rights to which are owned or controlled by Orion.

                  3.31. Board Recommendations. By the unanimous vote of the directors present at a meeting of Seller's Board of Directors (which meeting was duly called and held and at which a quorum was present), the Board of Directors of Seller (a) duly and validly approved this Agreement and the transactions contemplated hereby, and (b) resolved to recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Seller. Seller's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, has delivered to Seller's Board of Directors an oral opinion on the date hereof (and has committed to deliver a written opinion not later than ten (10) days after the date hereof) to the effect that on such date, the Purchase Price is fair to Seller's stockholders from a financial point of view.

                  3.32.    Bankruptcy.

                           (a)      On or about November 5, 1992, all property
of the bankruptcy estate of each Entertainment Company that was a debtor in the Bankruptcy Cases revested in such Entertainment Company.

                           (b)      The use, sale or lease of property of each
Entertainment Company, whether or not such use, sale or lease is in the ordinary course of its business and consistent with past practice, does not require any notice to or approval of the Bankruptcy Court, the United States Trustee or any committee of creditors or other representative of creditors appointed in the Bankruptcy Cases or pursuant to the Confirmation Documents.

                           (c)      Except for the claims set forth on Schedule
3.32(c), all claims of the creditors of each Entertainment Company that arose prior to the effective date of the Plan of Reorganization (as defined therein) have been paid in full or otherwise fully satisfied in accordance with the terms of the Confirmation Documents.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer hereby represents and warrants to Seller that:

                  4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power to carry out its business as now conducted. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified has not been, and could not reasonably be expected to be, material.

                  4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement has been duly and validly executed by Buyer and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR

Act or (ii) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

                  4.04. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement, and consummation of the transactions contemplated hereby, do not and will not (a) contravene or conflict with the articles or certificate of incorporation or bylaws of Buyer, true and correct copies of all of which have been delivered to Seller by Buyer; (b) contravene or conflict with or constitute a violation of any provision of any material Applicable Law binding upon or applicable to Buyer; (c) constitute a default under any material contract, agreement or understanding to which Buyer is a party or any material authorization, license or permit of any Governmental Authority; or (d) result in the creation or imposition of any Lien on the assets of Buyer.

                  4.05. Advisory Fees. Except for J.P. Morgan & Co., Inc. (whose fees and expenses will be paid by Buyer), there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee, commission or reimbursement of expenses from Seller or any of their respective Affiliates or Associates upon consummation of the transactions contemplated by this Agreement.

                  4.06. Litigation. There is no Proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrators or any governmental body, agency or official that in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  4.07. Purchase for Investment. Buyer will acquire the Shares solely for its own account for investment and not with a view toward any resale or distribution thereof. Buyer agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1993, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with foreign securities laws, in each case, to the extent applicable. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. Buyer confirms that Seller has made available to Buyer the opportunity to ask questions of the officers and management employees of the Entertainment Companies and to acquire additional information about the business and financial condition of the Entertainment Companies.


                  4.08 Ownership of MGM. Buyer owns all of the issued and outstanding capital stock of Metro-Goldwyn-Mayer Inc., a Delaware corporation.

                                    ARTICLE V

                          COVENANTS OF SELLER AND ORION

                  Each of Seller and Orion hereby agree that:

                  5.01. Conduct of the Business. From the date hereof until the Closing Date, it shall cause each Entertainment Company to conduct its business operations in the ordinary course of business consistent with past practice. Without limiting the generality of this Section 5.01, from the date hereof until the Closing Date:

                           (a)      Seller and Orion, as applicable, will:

                                 (i) (A) cause each Entertainment Company to maintain its assets in the ordinary course of business consistent with past practice in good operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted, other than through the transfer of all of the issued and outstanding capital stock of Landmark to an Affiliate of Seller that is not an Entertainment Company, (B) promptly repair, restore or replace assets in the ordinary course of business consistent with past practice, and (C) upon any damage, destruction or loss to any of its assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of its assets before such event;

                                (ii)    cause each of the Entertainment
         Companies to comply with all Applicable Laws;

                               (iii) file all foreign, Federal, state and local Tax Returns required to be filed and make timely payment of all applicable Taxes when due;

                                (iv)    use reasonable commercial efforts to
         obtain, prior to the Closing Date, all Required Consents;

                                 (v)    cause each of the Entertainment
         Companies to take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits;

                                (vi) promptly notify Buyer in writing of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, that results in, or could reasonably be expected to result in, a Material Adverse Effect, other than changes in general economic conditions;

                               (vii) promptly notify Buyer in writing of the commencement of any Proceeding by or against Seller which relates to this Agreement or any of the Entertainment Companies or by or against any Entertainment Company, or Seller becoming aware of any threat, claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance that could reasonably be expected to result in such a Proceeding;

                              (viii) promptly notify Buyer in writing of the occurrence of any breach by Seller of any representation or warranty, or by Seller or Orion of any covenant or agreement, contained in this Agreement; and

                                (ix) cause each Entertainment Company to continue to make expenditures as required by and in accordance with the budget for each Film In Progress including, without limitation, all such expenditures required for prints and advertising ("P&A"), as contained in Schedule 5.01(a)(ix).

                           (b)      without Buyer's  prior written  consent,
Seller and Orion will not permit any Entertainment Company to:

                                 (i)    purchase or otherwise acquire assets
         from any other Person other than in the ordinary course of business consistent with past practice;

                                (ii) sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber any of its assets other than in the ordinary course of business consistent with past practice or pursuant to existing obligations of Seller as set forth in Schedule 3.11(a);

                               (iii) make or commit to make any expenditures of amounts in excess of the amounts set forth on Schedule 5.01(a)(ix) with respect to each Film In Progress including the budgeted expenditures for P&A; provided, however, that the amount expended for P&A may be increased above that budgeted in the event Buyer provides all of such excess amounts;

                                (iv) enter any agreement or arrangement that requires or allows payment, acceleration of payment or incurrence of Liabilities, or the rendering of services by any Entertainment Company outside the ordinary course of business or unless expressly contemplated by the terms of this Agreement;

                                 (v)    enter  into,  amend or modify in any
         material respect or terminate any Scheduled Contract or any other Contract entered into by any Entertainment Company after the date hereof which, if in existence on the date hereof, would be required to be set forth in Schedule 3.14(a) as a Scheduled Contract (each, a "Subsequent Material Contract");

                                (vi)    except in the ordinary course of
         business, waive, cancel or take any other action materially impairing any of its rights;

                               (vii)    make or commit to make any capital
         expenditure (other than capital expenditures expressly required under any Scheduled Contract) if, after giving effect thereto, the aggregate of capital expenditures made or committed to be made after the date of this Agreement would exceed Two Hundred Fifty Thousand Dollars ($250,000);

                              (viii) enter into or commit or propose to enter into any Subsequent Material Contract;

                                (ix)    (A) create, incur, assume, or
         guarantee any indebtedness for borrowed money other than drawdowns under the Existing Orion Credit Facility or the

         Union Bank Loan or (B) incur any Liability relating to a documentary or standby letter of credit, other than in each such case referred to in this clause (ix) in the ordinary course of business where the aggregate dollar amount of all of the foregoing by the Entertainment Companies does not exceed Fifty Thousand Dollars ($50,000);

                                 (x)    (A) increase the rate or terms of
         compensation payable or to become payable to its directors, officers or employees except in the ordinary course of business consistent with past practice, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any Employee Benefit Plan, Benefit Arrangement or Employment Agreement set forth in the schedules hereto, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any Employee Benefit Plan or Benefit Arrangement, (D) enter into any employment agreement with or for the benefit of any Person, or
         (E) increase the rate of compensation under or otherwise change the terms of any Employment Agreement identified in Schedule 3.17(a);

                                (xi)    make any change in its accounting
         methods or in the manner of keeping its books and records or any change in its current practices with respect to inventory, sales, receivables, payables or accrued expenses, except as required by GAAP;

                               (xii) declare or pay any dividend or make any distribution in respect of any of its capital stock, options, warrants, rights of first refusal or other rights to purchase capital stock of any Entertainment Company or, directly or indirectly, redeem, purchase or otherwise acquire any of its Equity Securities or the Equity Securities of any of its Affiliates or make any other payments of any kind to the holders of any of its Equity Securities in respect thereof or to the holders of any Equity Securities of any of its Affiliates in respect thereof, or enter into any commitment agreement to do any of the foregoing other than the dividend or distribution of the capital stock of Landmark;

                              (xiii)    amend its charter or Bylaws;

                               (xiv) organize any new Subsidiary oracquire any capital stock or other equity securities or ownership interest of any corporation or business entity;

                                (xv) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction for fair and equivalent value in the ordinary course of business consistent with past practice of liabilities or obligations reflected or reserved against in the 1996 Balance Sheet or incurred in the ordinary course of business since the date of the 1996 Balance Sheet;

                               (xvi)    (A)  pay, discharge or satisfy any
         claim, liability or obligation (absolute, accrued, contingent or otherwise) owed to any Entertainment Company by Seller or any of its Affiliates (other than any Entertainment Company) or owed to Seller or any of its Affiliates (other than any Entertainment Company) by any Entertainment Company or (B) prepay any Debt (other than payments of revolving loans made under the Existing Orion Credit Facility);

                              (xvii) write down the value of any inventory or write-off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in accordance with GAAP and in the ordinary course of business consistent with past practice which are not material to the Entertainment Companies, taken as a whole;

                             (xviii)    dispose of or permit to lapse any rights
         to the use of any Intellectual Property Rights or dispose of or disclose any Intellectual Property Rights not a matter of public knowledge other than in the ordinary course of business consistent with past practice and which collectively are not material to the business of the Entertainment Companies, taken as a whole; or

                               (xix)    merge or consolidate with any other
         corporation, acquire control of all or substantially all of the assets of any other corporation or business entity, or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement or otherwise.

                  5.02. Access to Information. Subject to compliance with Applicable Laws, from the date of this Agreement until Closing, Seller and Orion will promptly: (a) give Buyer and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of each Entertainment Company upon reasonable prior notice in order to conduct its due diligence investigation of the Entertainment Companies,
(b) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such information relating to the Entertainment Companies as Buyer may reasonably request in order to conduct its due diligence investigation of the Entertainment Companies, and (c) instruct the directors, officers, employees, counsel, auditors and financial advisors of each Entertainment Company to cooperate with Buyer and its counsel, financial advisors, auditors and other authorized representatives in their due diligence investigation of the Entertainment Companies and their preparation of all necessary certificates or similar documents required to be prepared and delivered by Buyer to Seller pursuant to this Agreement.

                  5.03. Compliance with Terms of Required Governmental Approvals and Required Contractual Consents. On and after the Closing Date, Seller shall comply at its own expense with all conditions and requirements set forth in (i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Buyer and
(ii) all Required Contractual Consents and Essential Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents and Essential Consents assuming continued compliance with the terms thereof by Buyer.

                  5.04. Maintenance of Insurance Policies. On and after the date hereof (including after the Closing Date), neither Seller nor Orion shall take or fail to take or permit any Entertainment Company to fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance in effect on the date hereof that covers all or any part of the assets of any Entertainment Company. Notwithstanding the foregoing, Seller shall not have any obligation to make any monetary payment to maintain the effectiveness of any such insurance policy after the Closing Date.

                  5.05.      Confidentiality.

                           (a)      Seller and Orion will, and will cause their
representatives to, treat any data and information obtained with respect to Buyer or any of its Affiliates from any representative, officer, director, or employee of Buyer, or from any books or records of Buyer in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Seller or any Affiliate or representative of Seller or any such Affiliate, so long as such other party is not in breach of a confidentiality obligation, (ii) information that may be required to be disclosed by Applicable Law or (iii) information required to be disclosed to obtain any Required Consents.

                           (b)      In the event that the Closing fails to take
place and this Agreement is terminated, Seller and Orion, upon the written request of Buyer, will, and will cause their respective representatives to, promptly deliver to Buyer any and all documents or other materials furnished by Buyer or any of its Affiliates to Seller or Orion in connection with this Agreement without retaining any copy thereof. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Buyer to Seller or Orion, shall be destroyed by Seller or Orion or shall be returned to Buyer, and Seller or Orion, as the case may be, shall confirm to Buyer in writing that all such materials have been returned or destroyed. No failure or delay by Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                           (c)      From and after the Closing, Seller will, and
will cause its Subsidiaries and the representatives of Seller and its Subsidiaries to, treat any data and information obtained with respect to any Entertainment Company from any representative, officer, director, or employee of Seller or any Entertainment Company, or from any books or records of Seller or any Entertainment Company (whether or not obtained in connection with this Agreement) confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Seller or any Affiliate of Seller or representative of Seller or any such Affiliate, so long as such other party is not in breach of a confidentiality obligation, (ii) information that may be required to be disclosed by the rules of the American Stock Exchange, Inc. or Applicable Law, or (iii) information required to be disclosed to obtain any Required Consents. To the extent permitted by the terms of any confidentiality agreements to which Seller or any of its Affiliates (other than any Entertainment Company) is a party relating to any of the Entertainment Companies or their respective businesses, Seller will assign to Buyer at Closing all right, title and interest of Seller under such confidentiality agreements. To the extent that Seller or any such Affiliate is prohibited from assigning any of its right, title and interest under any such confidentiality agreement by the terms thereof, Seller or such Affiliate shall use its reasonable commercial efforts to enforce its rights and remedies thereunder, and Buyer agrees to advance Seller or such Affiliate for all actual out-of-pocket expenses incurred in connection with or arising out of such enforcement (including, without limitation, reasonable attorneys' fees and costs), if Buyer shall provide Seller with an indemnification agreement reasonably acceptable to Seller that indemnifies Seller from and against all counterclaims asserted or other losses incurred by Seller as a result of such attempted enforcement of rights or assertion of remedies thereunder.

                  5.06. Specific Performance. The parties hereto recognize and agree that in the event of a breach by Seller or Orion of this Article V, money damages would not be an adequate remedy to Buyer or its Affiliates for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Buyer or its Affiliates therefrom. Accordingly, if there should be a breach or threatened breach by Seller or Orion of provisions of this Article V, Buyer and its Affiliates shall be entitled to an injunction restraining Seller and Orion from any breach without showing or proving actual damage sustained by Buyer or its Affiliates, as the case may be. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Buyer may otherwise have under Applicable Law.


                  5.07. Bankruptcy Cases. Between the date hereof and the Closing Date, Seller and Orion shall use commercially reasonable efforts to have the Bankruptcy Cases closed in conformity with Applicable Law (it being understood that this covenant shall not be a condition to Closing).

                  5.08. No Solicitations. From and after the date hereof, Seller, without the prior written consent of Buyer, will not, and will not authorize any of its or any of its Subsidiaries' officers, employees, directors, stockholders or other representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or could be reasonably expected to lead to an Alternative Proposal from any Person, or engage in any discussions or negotiations relating thereto or accept any Alternative Proposal or make or authorize any statement, recommendation or solicitation in support of any Alternative Proposal; provided, however, that notwithstanding any other provision hereof, Seller may (a) at any time prior to the time Seller's stockholders shall have voted to approve this Agreement and the transactions contemplated hereby, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Seller or any of its Subsidiaries or any officer, employee, director, stockholder or other representative of Seller or any of its Subsidiaries after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Entertainment Companies if, and only to the extent that, (i) (x) such third party has first made, after the date hereof, an Alternative Proposal in writing the terms of which reflect a superior transaction than the transactions contemplated by this Agreement and has demonstrated that the funds necessary for the Alternative Proposal are reasonably likely to be available (as determined in good faith in each case by Seller's Board of Directors after consultation with its financial advisors) and (y) Seller's Board of Directors shall have determined in good faith, on the basis of advice of Paul, Weiss, Rifkind, Wharton & Garrison or other outside counsel of similar stature, that such action is necessary for the Board of Directors to comply with its fiduciary duties to stockholders under Applicable Law and (ii) prior to furnishing information to or entering into discussions or negotiations with such Person, Seller receives from such Person an executed confidentiality agreement in reasonably customary form and containing terms not in the aggregate materially more favorable to such Person than the terms contained in Section 6.02 or in any confidentiality agreement previously executed by Seller and Buyer or any of its Subsidiaries; or (b) comply with Rule 14e-2 promulgated under the Securities and Exchange Act of 1934 with regard to a tender or exchange offer. Seller shall immediately cease and terminate any existing solicitation, initiation, engagement, activity, discussion or negotiation with any Persons conducted heretofore by Seller or any officer, employee, director, stockholder or other representative of Seller or any of its Subsidiaries with respect to the foregoing. Seller shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Alternative Proposal, unless its Board of Directors shall determine in good faith, on the basis of the advice of Paul, Weiss, Rifkind, Wharton & Garrison or other outside counsel of similar stature, that such action is necessary for the Board of Directors to comply with its fiduciary duties to stockholders under Applicable Law. Seller shall notify Buyer orally and in writing of any such inquiries (that are or appear to be serious or legitimate), offers or proposals (including the terms and conditions of any such offer or proposal, the identity of the Person making it and a copy of any written Alternative Proposal), as promptly as practicable and in any event within forty-eight (48) hours after the receipt thereof, shall keep Buyer informed of the status and details of any such inquiry, offer or proposal, and shall give Buyer five (5) days advance written notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

                  5.09. Transfer of Assets. Between the date hereof and the Closing Date, neither Orion nor any other Entertainment Company will transfer to Landmark any assets of Orion or any other Entertainment Company other than (a) transfers of cash to Landmark in the ordinary course of business consistent with past practice in an aggregate amount (net of cash returned to the Entertainment Companies) not exceeding Five Million Dollars ($5,000,000) as long as all such amounts are funded from the Existing Orion Credit Facility (and Seller shall provide Buyer with reasonably satisfactory evidence of such funding upon Buyer's request) and (b) transfer of those assets identified in Schedule 3.29(b). Immediately prior to the Closing, Seller and Orion will cause (i) Landmark to offset against any amounts owing by Landmark to any Entertainment Company any amounts owed by Landmark to such Entertainment Company (other than Film rentals payable by Landmark with respect to the theatrical exhibition of Films ("Film Rentals")), and (ii) any balance owed to Landmark by any Entertainment Company shall be forgiven and any balance owed by Landmark to any Entertainment Company shall be contributed to the capital of Landmark. Since December 31, 1996, Landmark has paid, and between the date hereof and the Closing Date Landmark will pay, Film Rentals only in the ordinary course of business consistent with past practice.

                  5.10. Use of Trade Names. From and after the Closing, neither Seller nor any Affiliate of Seller shall use the tradename of any Entertainment Company in the conduct of Seller's or such Affiliate's business without Buyer's prior written consent.

                                   ARTICLE VI

                               COVENANTS OF BUYER

                  6.01. Compliance with Terms of Required Governmental Approvals and Required Contractual Consents. On and after the Closing Date, Buyer shall comply at its own expense with all conditions and requirements set forth in (i) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Seller and (ii) all Required Contractual Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Seller.

                  6.02.      Confidentiality.

                           (a)      Buyer will, and will cause its
representatives to, treat any data and information obtained with respect to Seller from any representative, officer, director or employee of Seller, or from any books or records of Seller in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Buyer, or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation,
(ii) information that may be required to be disclosed by Applicable Law, (iii) information required to be disclosed to obtain any Required Consents, or (iv) any information that is disclosed by Buyer or its Affiliates to any of their actual or prospective lenders or investors in connection with financing the transactions contemplated by this Agreement.

                           (b)      In the event that the Closing fails to take
place and this Agreement is terminated, Buyer, upon the written request of Seller, will, and will cause its representatives to, promptly deliver to Seller any and all documents or other materials furnished by Seller to Buyer in connection with this Agreement without retaining any copy thereof and without using any confidential information of Seller to solicit any customers of Seller. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Seller to Buyer, shall be destroyed by Buyer or shall be returned to Seller, and Buyer shall confirm to Seller in writing that all such materials have been returned or destroyed. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  6.03. Specific Performance. The parties hereto recognize and agree that in the event of a breach by Buyer of this Article VI, money damages would not be an adequate remedy to Seller for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Seller therefrom.

Accordingly, if there should be a breach or threatened breach by Buyer of provisions of this Article VI, Seller shall be entitled to an injunction restraining Buyer from any breach without showing or proving actual damage sustained by Seller. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Seller may otherwise have under Applicable Law.

                  6.04. Use of Metromedia Name. Neither Buyer nor any Affiliate of Buyer shall use the "Metromedia" tradename in the conduct of its business after the Closing without Seller's prior written consent.


                  6.05. Bank Waivers. Buyer shall use reasonable commercial efforts to obtain the requisite consents of the lenders under the MGM Credit Facility.

                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

                  7.01. Further Assurances. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or reasonably desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Buyer and Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                  7.02. Certain Filings. The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, if any, as may be required or authorized under the HSR Act.

                  7.03. Public Announcements. Up to (and including) the Closing Date, each party agrees that, without the consent of the other party, it will not, except as may be required by the rules of the American Stock Exchange, Inc. or Applicable Law, issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby. For a period of ten (10) days after the Closing Date, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, and, except as may be required by the rules of the American Stock Exchange, Inc. or Applicable Law, will not issue any such press release or public statement prior to such consultation. Neither Seller nor any officer, employee, director, stockholder or other representative shall, at any time from and after the Closing, issue any press release or make any public statement that is critical, disparaging or otherwise could reasonably be interpreted as being negative with respect to any of the Entertainment Companies or their respective businesses or financial condition or officers, employees or directors.

                  7.04. Administration of Accounts. All payments and reimbursements made in the ordinary course by any third party in the name of or to Seller or any Affiliate thereof in connection with or arising out of the business of any Entertainment Company shall be held by Seller or such Affiliate in trust for the benefit of the relevant Entertainment Company and, immediately upon receipt by Seller or such Affiliate of any such payment or reimbursement, Seller shall pay, or cause to be paid, over to the relevant Entertainment Company the amount of such payment or reimbursement without right of set off.

                  7.05. Specific Performance. The parties hereto recognize and agree that in the event of a breach by one party hereto of this Article VII, money damages would not be an adequate remedy to the other party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by the non-breaching party therefrom. Accordingly, if there should be a breach or threatened breach by one party of provisions of this Article VII, the non-breaching party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the non-breaching party.


                  7.06.      Right of First Negotiation. For a period of five
(5) years following consummation of the Closing, Buyer will afford Seller a right of first negotiation to obtain the right to distribute by wired or wireless cable, in the territories noted on Schedule 7.06, all Films owned by Buyer or any of its Subsidiaries, all Library Films and all Films hereafter produced by Buyer or any of its Subsidiaries, including without limitation, the Entertainment Companies, to the extent Buyer owns such rights in the territories specified and subject to any existing licenses or other agreements to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries is bound. In the event Buyer elects to dispose of any rights covered by the first negotiation described herein to any third party, Buyer and Seller shall negotiate in good faith for a period of fifteen (15) days following written notice by Buyer to Seller of its desire to dispose of such rights for the purposes of agreeing upon the terms under which said rights may be conveyed to Seller. In the event the parties are unable to agree on terms within said fifteen (15) day period, Buyer shall be free to dispose of said rights without any further obligation of any kind to Seller.

                  7.07.      Proxy Consent Solicitation.

                           (a)      In  connection  with any proxy  statement or
consent solicitation that may be distributed to stockholders of Seller with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, Buyer will furnish to Seller in writing such information and documents concerning Buyer and its Subsidiaries as Seller reasonably requests for use in connection with any such proxy statement or consent solicitation and, to the extent permitted by law, will indemnify and hold harmless Seller, its directors and officers and each other Person who controls Seller (within the meaning of the Securities Act of 1933 (the "Securities Act")) against any losses, claims, damages, liabilities, joint or several, to which Seller or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the proxy statement or consent solicitation or any amendment thereof or supplement thereto or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such proxy statement or consent solicitation or any amendment or supplement thereto in reliance upon and in conformity with written information concerning Buyer or any of its Affiliates prepared and furnished to Seller by Buyer expressly for use therein, and Buyer will reimburse Seller and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with defending any such loss, claim, liability, action or proceeding.

                           (b)      To the extent  permitted by law, Seller will
indemnify and hold harmless Buyer, its directors and officers and each other Person who controls Buyer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which Buyer or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in the proxy statement or consent solicitation or any amendment thereof or supplement thereto or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is not made in such proxy statement or consent solicitation or any amendment or supplement thereto in reliance upon and in conformity with written information concerning Buyer or any of its Affiliates prepared and furnished to Seller by Buyer expressly for use therein, and Seller will reimburse Buyer and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with defending any such loss, claim, liability, action or proceeding.

                  7.08.      Refinancing of Debt.

                           (a)      Concurrent with the Closing,  Seller will
(i) offset against any amounts owing to Seller or any Affiliate of Seller (other than any Entertainment Company) from any Entertainment Company all payables owed from Seller or any Affiliate of Seller (other than any Entertainment Company) to such Entertainment Company on the Closing Date and (ii) if following the offset provided for in (i), (A) there are any remaining amounts owing to Seller or any Affiliate of Seller (other than any Entertainment Company) by any Entertainment Company, contribute all such amounts to the capital of such Entertainment Company, or (B) there are any remaining amounts owing to any Entertainment Company, pay all such amounts.

                           (b)      Seller and Orion shall cooperate with
Buyer, between the date hereof and the Closing Date, in order to assist Buyer in arranging for the New Orion Credit Facility to be executed and become effective concurrent with the Closing, such that funds may be drawn thereunder to be utilized, along with other funds to be made available to Orion by Buyer concurrent with the Closing, to satisfy all of Orion's obligations under the Existing Orion Credit Facility. Buyer covenants to deliver to Orion concurrent with the Closing an amount of cash such that such cash, together with funds available at such time under the New Orion Credit Facility, will be sufficient to permit Orion to satisfy all its obligations under the Existing Orion Credit Facility and cause Seller and its Affiliates to be released of all obligations thereunder.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                  8.01. Conditions to Obligation of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a)      (i) Each of Seller and Orion shall have
performed and satisfied each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date, (ii) each of the representations and warranties of Seller contained in this Agreement shall be true and correct, at and as of the Closing Date with the same force and effect as if made as of the Closing Date (except that representations and warranties made as of a specific date (other than the date of this Agreement) shall continue to be true and correct in all material respects as of such specific date), except for any breach of any such representations or warranties which, when combined with all other breaches of such representations and warranties, could not be reasonably expected to result in a Material Adverse Effect, and
(iii) Buyer shall have received certificates signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that, to the knowledge of such executive officer, the conditions specified in this
Section 8.01 have been satisfied.

                           (b)      All Required  Governmental  Approvals  and
Essential Consents shall have been obtained without the imposition of any conditions that are or would become applicable to any Entertainment Company or Buyer (or any of its Affiliates) after the Closing that Buyer in good faith determines would be materially burdensome upon the Entertainment Companies taken as a whole or Buyer (or any of its Affiliates) or the businesses of the Entertainment Companies taken as a whole and Buyer substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would reasonably be expected to be conducted after the Closing Date. All such Required Governmental Approvals and Essential Consents shall be in effect. All conditions and requirements prescribed by any Required Governmental Approval and Essential Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied allowing all such Required Governmental Approvals and Essential Consents (and all such other consents) to be effective and enforceable, and to remain effective and enforceable against the Persons giving such Required Governmental Approvals and Essential Consents (and such other consents) assuming continued compliance with the terms thereof.

                           (c)      The transactions contemplated by this
Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings (i) by any Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or the consummation of the Closing, (ii) or by any Governmental Authority (or determinations by any Governmental Authority) or by any other person or to impose conditions that Buyer reasonably determines would be materially burdensome upon the Entertainment Companies taken as a whole, the Shares or Buyer (or any of its Affiliates) or the businesses of the Entertainment Companies taken as a whole and Buyer substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, could be reasonably expected to be conducted after the Closing Date.

                           (d)      Since the date hereof,  there shall not have
been any change in any Entertainment Company, its assets or the Shares (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) that has had or that could be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect.

                           (e)      Buyer shall have received an opinion of
counsel from Paul, Weiss, Rifkind, Wharton & Garrison in form and substance reasonably satisfactory to Buyer.

                           (f)      Buyer and its Subsidiaries shall have
obtained in writing all consents, approvals and waivers required to be obtained by Buyer and its Subsidiaries by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby under the MGM Credit Facility.

                           (g)      All Persons who are  directors of any
Entertainment Company whose principal employment is not as an officer and/or employee of an Entertainment Company shall have resigned such directorships.

                           (h)      Seller shall have provided to Buyer written
evidence satisfactory to Buyer of the consummation of the transfer of the ownership of all issued and outstanding stock of Landmark to an Affiliate of Seller that is not an Entertainment Company.

                  8.02. Conditions to Obligation of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a)      (i) Buyer shall have performed and satisfied
each of its obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date; (ii) the representations and warranties of Buyer contained in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date, as if made at and as of the Closing Date (except that representations and warranties made as of a specific date (other than the date of this Agreement) shall continue to be true and correct in all material respects as of such specific date) except for any breach of any such representations and warranties which, when combined with all other breaches of such representations and warranties, would not be materially adverse to

Seller and (iii) Seller shall have received a certificate signed by a duly authorized senior officer of Buyer to the foregoing effect and to the effect that, to such senior officer's knowledge, the conditions specified in this
Section 8.02 have been satisfied.

                           (b)      All Required Governmental Approvals and
Essential Consents shall have been obtained without the imposition of any conditions that are or would become applicable to Seller (or any of its Affiliates) after the Closing that Seller in good faith determines would be materially burdensome upon Seller (or any of its Affiliates) or the businesses of Seller taken as a whole and Buyer substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would reasonably be expected to be conducted after the Closing Date. All such Required Governmental Approvals and Essential Consents shall be in effect. All conditions and requirements prescribed by any Required Governmental Approval and Essential Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied allowing all such Required Governmental Approvals and Essential Consents (and all such other consents) to be effective and enforceable, and to remain effective and enforceable against the Persons giving such Required Governmental Approvals and Essential Consents (and such other consents) assuming continued compliance with the terms thereof.

                           (c)      The transactions contemplated by this
Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings (i) by any Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or the consummation of the Closing, (ii) or by any Governmental (or determinations by any Governmental Authority) or by any other person or to impose conditions that Seller reasonably determines would be materially burdensome upon Seller (or any of its Affiliates) or the businesses of Seller substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, could be reasonably expected to be conducted after the Closing Date.

                           (d)      Seller shall have  received an opinion of
counsel from Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to Seller.

                           (e)      Seller shall have obtained the approval of
its stockholders required to be obtained by Seller by virtue of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby under its Certificate of Incorporation, its Bylaws or Applicable Law.

                           (f)      Seller  shall  have been  released  of all
obligations as guarantor of that certain Lease pertaining to the real property located at 1888 Century Park East, Los Angeles, California, occupied by the Entertainment Companies on the date hereof.

                           (g)      Seller and its Affiliates shall have been
released from all obligations thereof in connection with the Existing Orion Credit Facility.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  9.01. Indemnification of Buyer. From and after the Closing Date and subject to the terms and conditions of this Section 9.01, Buyer and its Affiliates (collectively, the "Buyer Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article IX by Seller in respect of any and all Damages actually incurred by any Buyer Indemnitee:

                                 (a) as a result of any misrepresentation in or breach of or failure to perform any representation, warranty, covenant and/or agreement made by Seller in this Agreement; provided, however, that Seller, with respect to Damages incurred by any Buyer Indemnitee as a result of any such misrepresentation, breach or failure other than those described in clauses (i) or (ii) of Section 9.03(c) (as to which the limits described in this proviso shall not apply), shall have no obligation under this clause (i) of Section 9.01(a) unless and until the aggregate amount of Damages so incurred by all Buyer Indemnitees collectively exceeds Fifteen Million Dollars ($15,000,000), whereupon Seller shall be liable to indemnify the Buyer Indemnitees for all such Damages in excess of such amount up to a maximum amount equal to the Purchase Price;

                                 (b)    as a result of any violations or
         infringements of any material Applicable Law, or any order, writ, injunction or decree of any Governmental Authority, but only to the extent that such violation or infringement occurs prior to the Closing Date; or

                                 (c) as a result of any liability arising out of or in connection with the litigation described in Schedule 9.01(c) or by or among one or more of the parties to such litigation identified therein or arising out of the facts giving rise to the matters described therein, and all counter-claims, cross-claims and other actions relating thereto.

Any indemnity arising with respect to Taxes shall be governed by the provisions of Article XI below.

                  9.02. Indemnification of Seller. From and after the Closing Date, Seller and its Affiliates (collectively, the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this
Article IX by Buyer in respect of any and all Damages actually incurred by any Seller Indemnitee (i) as a result of any misrepresentation in or breach of or failure to perform any representation, warranty, covenant or agreement made by Buyer in this Agreement and (ii) resulting from Buyer's operation of the Entertainment Companies or ownership of the Shares after the Closing Date.

                  9.03.      Survival of Representations, Warranties and
Covenants.

                           (a)      Except as otherwise provided in this
Article IX, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and any due diligence examination or investigation by Buyer, regardless of when it is conducted, and shall expire on the first anniversary of the Closing Date.

                           (b)      Notwithstanding Section 9.03(a), each of the
representations and warranties of Seller set forth in Sections 3.20 and 3.21 shall survive the Closing Date and shall expire on the second anniversary of the Closing Date.

                           (c)      Notwithstanding  Section 9.03(a),  each of
the following representations, warranties, covenants, agreements and obligations of Seller as Indemnifying Party shall survive the Closing Date until the expiration of thirty (30) days following any applicable statute of limitations, including extensions thereof: (i) any misrepresentation in or breach of any representation or warranty made in Sections 3.01, 3.02, 3.03, 3.04, 3.17, 3.23,
3.24 or 3.26 and (ii) the breach or failure to perform by Seller after the Closing Date of any of the covenants, agreements or obligations contained in this Agreement or in the Exhibits attached hereto required to be performed after the Closing Date, including those contained in Section 7.07 and Article XI.

                           (d)      Notwithstanding Section 9.03(a), each of the
following representations, warranties, covenants, agreements and obligations of Buyer as an Indemnifying Party shall survive the Closing Date until the expiration of thirty (30) days following the applicable statute of limitations, including extensions thereof: (i) any misrepresentation in or breach of any representation or warranty made in Sections 4.01, 4.02 or 4.05 and (ii) the breach or failure to perform by Buyer after the Closing Date of any of the covenants, agreements or obligations of Buyer contained in this Agreement or in the Exhibits attached hereto required to be performed after the Closing Date.

                  9.04.      Claims for Indemnification.

                           (a)      If any Indemnitee shall believe that such
Indemnitee is entitled to indemnification pursuant to this Article IX in respect of any Damages, such Indemnitee shall promptly give the appropriate Indemnifying Party notice of such claim (a "Notice of Claim") (but such Notice of Claim must be delivered within the time periods specified in Sections 9.03(a), (b) and
(c)). Any such Notice of Claim shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification and the amount of the claim, to the extent specified or otherwise known. The failure of such Indemnitee to give the Notice of Claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that the defense of any claim is prejudiced by such failure.

                           (b)      No Person shall have any claim or cause of
action as a result of any misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of any Indemnifying Party referred to in this Article IX against any Affiliate, stockholder, director, officer, employee, consultant or agent of such Indemnifying Party unless any of the foregoing is a successor or assign of such Indemnifying Party. Nothing set forth in this Article IX shall be deemed to prohibit or limit any Buyer Indemnitee's or Seller Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

                  9.05.      Defense of Claims.

                           (a)      In  connection  with any  claim  which may
give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times reasonably diligently and promptly pursue the resolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.05, the Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the consent of the Indemnitee, which consent will be not unreasonably withheld or delayed; provided, that no such consent shall be required from such Indemnitee if the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees and if named as a defendant, consultants and agents with respect to such claim. Each Indemnitee shall be entitled to participate in the defense of any such action at its own cost and expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.05.

                           (b)      If the Indemnifying Parties do not assume
the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this Section 9.05(a), such Indemnitee may defend against such claim or Proceeding in the manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                           (c)      Although the indemnification rights provided
in this Article IX shall extend to the respective Affiliates of Buyer and Seller, for the purpose of the procedures set forth in this Section 9.05, any claims for indemnification shall be made by and through Buyer or Seller, as the case may be.

                  9.06.     Nature of Payments. Any payment under this
Article IX shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.


                  9.07. Taxes The provisions of this Article IX shall not be applicable to Taxes, which shall be governed by Article XI.



                                    ARTICLE X

                                   TERMINATION

                  10.01. Grounds for Termination. This Agreement may be terminated at any time (except with respect to clauses (h), (i), (j) and (k) which contain certain time limitations) prior to the Closing:

                           (a)      by mutual written agreement of all of the
parties hereto;

                           (b)      by Buyer after written  notice to Seller of
any one or more misrepresentations in or breaches of the representations or warranties made by Seller contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Buyer grounds not to close under Section 8.01 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Buyer shall have given notice to Seller as provided in this paragraph (b). A termination pursuant to this paragraph (b) shall become effective (i) fifteen
(15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                           (c)      by Buyer after written notice to Seller of
the failure by Seller or any Entertainment Company to perform and satisfy any of its obligations under this Agreement required to be performed and satisfied by Seller or such Entertainment Company on or prior to the Closing Date, if the aggregate of all such failures shall be material. A termination pursuant to this paragraph (c) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                           (d)      by Seller after written notice to Buyer of
any one or more misrepresentations in or breaches of the representations or warranties made by Buyer herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Seller grounds not to close under
Section 8.02 when taken into account with all other uncured misrepresentations in or breaches of such representations or warranties as to which Seller shall have given notice to Buyer as provided in this clause (d). A termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

                           (e)     by Seller after written notice to Buyer of
Buyer's failure to perform and satisfy any of its obligations under this Agreement required to be performed and satisfied by Buyer on or prior to the Closing Date, if the aggregate of all such failures shall be material. A termination pursuant to this paragraph (e) shall become effective (i) fifteen
(15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

                           (f)      by Buyer or by Seller, if the Closing shall
not have been consummated by September 30, 1997; provided, however, that neither Buyer nor Seller may terminate this Agreement pursuant to this clause (f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement;

                           (g)      by any party hereto if any Federal, state or
foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable;

                           (h)      by Buyer by written notice delivered to
Seller at any time prior to 5:00 p.m. (Los Angeles time) on May 9, 1997, if at any time prior to such time Buyer discovers any fact, occurrence or circumstance relating to any Entertainment Company not known to Buyer on or before the date of this Agreement that is materially adverse to the assets, liabilities, business, operations or financial condition of the Entertainment Companies taken as a whole.

                           (i)      by Buyer or Seller if Seller shall have
convened a meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby and at such meeting shall have failed to obtain in writing all consents and approvals of its stockholders required to be obtained by Seller by virtue of the execution and delivery of this Agreement or the transactions contemplated hereby under its Certificate of Incorporation, its Bylaws or Applicable Law.

                           (j)      by Seller at any time after submission of
this Agreement and the transactions contemplated herein by the stockholders of Seller in accordance with Applicable Law, if (i) Seller's financial advisors shall have withdrawn (either before or after such meeting) their opinion to the effect that the Purchase Price is fair to Seller's stockholders from a financial point of view or (ii) Seller's Board of Directors shall have withdrawn, modified or amended in any material respect its approval or recommendation of this Agreement or the transactions contemplated hereby and Seller receives a legal opinion of Delaware counsel that is reasonably acceptable to Buyer to the effect that submission of this Agreement and the transactions contemplated hereby would be unlawful under Delaware law.

                           (k)      by Seller at any time prior to the approval
of this Agreement and the transactions contemplated herein by the stockholders of Seller in accordance with Applicable Law, if Seller's Board of Directors determines in good faith, on the basis of the advice of Paul, Weiss, Rifkind, Wharton & Garrison or other outside counsel of comparable stature, that the approval and adoption of this Agreement and the transactions contemplated hereby would be inconsistent with the compliance by the Board of Directors with its fiduciary duties to stockholders under Applicable Law.

                  The party desiring to terminate this Agreement pursuant to clauses (b) through (k) shall give written notice of such termination to the other party.

                  10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 10.02. If such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.05, 6.02, 12.04, 12.06 and 12.12 shall survive any termination of this Agreement pursuant to Article X, and each party hereto shall be fully responsible for any breach of any such provision, whether or not such breach occurs prior to or after the termination of this Agreement.

                  10.03.   Commitment Fee.

                           (a)      To compensate Buyer for entering into this
Agreement and taking action to consummate the transactions contemplated hereby and incurring the costs and expenses related thereto and other losses and expenses, including the foregoing by Buyer of other opportunities, Seller agrees to pay to Buyer an aggregate amount equal to Thirty Million Dollars ($30,000,000), less any amount due pursuant to Section 10.03(c) below (the "Commitment Fee") if this Agreement is terminated:

                  (i)       by Seller pursuant to Section 10.01(j) or (k);

                  (ii) by Buyer or Seller pursuant to Section 10.01(i), if, in any such case specified in this clause (ii), prior to the time of Seller's meeting of stockholders (A) Seller's Board of Directors shall have withdrawn, modified or amended in any material respect its approval or recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do any of the foregoing,
         (B) Seller's Board of Directors shall have recommended acceptance of any Alternative Proposal or shall have resolved to do so or (C) Seller or any of its Affiliates shall have entered into an agreement providing for an Alternative Proposal with a party other than Buyer or shall have resolved to do so; or

                  (iii) by Buyer or Seller pursuant to Section 10.01(i), if, in any such case specified in this clause (iii) (A) prior to the time of Seller's meeting of stockholders an Alternative Proposal shall have been publicly announced or shall have become publicly known or Seller's financial advisors shall have withdrawn, modified or amended in any material respect their opinion to the effect that the Purchase Price is fair to Seller's stockholders from a financial point of view, (B) Seller's Board of Directors shall not have withdrawn, modified or amended in any material respect its approval and recommendation of this Agreement and the transactions contemplated hereby, Seller's Board of Directors shall not have recommended acceptance of any Alternative Proposal nor shall Seller's Board of Directors have resolved to do so, and neither Seller nor any of its Affiliates shall have entered into an agreement providing for an Alternative Proposal with a party other than Buyer nor shall any of them have resolved to do so and (C) during the term of this Agreement or within one (1) year after the termination of this Agreement, Seller's Board of Directors recommends an Alternative Proposal with a party other than Buyer, Seller or any of its Affiliates enters into an agreement providing for an Alternative Proposal with a party other than Buyer, or an Alternative Proposal with a party other than Buyer occurs, and, in any such case, the purchase price in respect of such Alternative Proposal (or the portion thereof allocable to the Entertainment Companies or their assets, if such Alternative Proposal relates to Seller or assets and operations of Seller in addition to the Entertainment Companies) is higher than the Purchase Price; provided, however, that in determining such purchase price, there shall be included therein the fair value of any property of any Entertainment Company transferred to Seller in connection with or in anticipation of such transaction.

                           (b)      The Commitment Fee and the reimbursement of
expenses required by Section 10.03(c) shall be payable (i) at the time of termination if the termination is by Seller pursuant to Section 10.01(j) or (k),
(ii) on the next business day following termination if the termination is by Buyer or Seller pursuant to Section 10.01(i) and is covered by clause (ii) of
Section 10.03(a) and (iii) on the next business day following the earliest of the recommendation of an Alternative Proposal, the entering into of an agreement providing for an Alternative Proposal or the occurrence of an Alternative Proposal, if the termination is by Seller or Buyer pursuant to Section 10.01(i) and such termination is covered by clause (iii) of Section 10.03(a).

                           (c)      Seller shall reimburse Buyer and its
Affiliates for actual out-of-pocket expenses, not to exceed Ten Million Dollars ($10,000,000), of Buyer and its Affiliates incurred in connection with or arising out of this Agreement and the transactions contemplated hereby (including, without limitation, amounts paid or payable to investment bankers, fees and expenses of counsel, accountants and consultants, and printing expenses), regardless of when those expenses are incurred, if this Agreement is terminated:

                  (i)        by Seller pursuant to Section 10.01(j) or (k);

                  (ii)       by Buyer or Seller pursuant to Section 10.01(i) or
         (j), if, in any such case specified in this clause (ii), prior to the time of Seller's meeting of stockholders (A) Seller's Board of Directors shall have withdrawn, modified or amended in any material respect its approval or recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do any of the foregoing, (B) Seller's Board of Directors shall have recommended acceptance of any Alternative Proposal or shall have resolved to do so or (C) Seller or any of its Affiliates shall have entered into an agreement providing for an Alternative Proposal with a party other than Buyer or shall have resolved to do so; or

                  (iii) by Buyer or Seller pursuant to Section 10.01(i), if, in any such case specified in this clause (iii) (A) prior to the time of Seller's meeting of stockholders an Alternative Proposal shall have been publicly announced or shall have become publicly known or Seller's financial advisors shall have withdrawn, modified or amended in any material respect their opinion to the effect that the Purchase Price is fair to Seller's stockholders from a financial point of view,
         (B) Seller's Board of Directors shall not have withdrawn, modified or amended in any material respect its approval and recommendation of this Agreement and the transactions contemplated hereby, Seller's Board of Directors shall not have recommended acceptance of any Alternative Proposal nor shall Seller's Board of Directors have resolved to do so, and neither Seller nor any of its Affiliates shall have entered into an agreement providing for an Alternative Proposal with a party other than Buyer nor shall any of them have resolved to do so and (C) during the term of this Agreement or within one (1) year after the termination of this Agreement, Seller's Board of Directors recommends an Alternative Proposal with a party other than Buyer, Seller or any of its Affiliates enters into an agreement providing for an Alternative Proposal with a party other than Buyer, or an Alternative Proposal with a party other than Buyer occurs, and, in any such case, the purchase price in respect of such Alternative Proposal (or the portion thereof allocable to the Entertainment Companies or their assets, if such Alternative Proposal relates to Seller or assets and operations of Seller in addition to the Entertainment Companies) is higher than the Purchase Price; provided, however, that in determining such purchase price, there shall be included therein the fair value of any property of any Entertainment Company transferred to Seller in connection with or in anticipation of such transaction.

                           (d)      Seller acknowledges that the agreements
contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement. Accordingly, if Seller fails to pay any amounts owing pursuant to this Section 10.03 when due, Seller shall in addition thereto pay to Buyer all costs and expenses (including attorneys' fees and costs) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by Buyer at one percentage point in excess of the Reference Rate as in effect from time to time during such period; provided, however, that in no event shall such interest rate exceed the maximum rate permitted by Applicable Law.

                                   ARTICLE XI

                                   TAX MATTERS

                  11.01.   Tax Returns and Payments.

                  (a) Seller shall be responsible for the preparation and filing of all Seller's Consolidated Returns with respect to all Pre-Closing Periods, which shall include the Entertainment Companies, and for the payment of all federal Income Taxes with respect to such Consolidated Returns. Seller shall be entitled to any refunds of Income Taxes with respect to such Tax Returns.

                  (b)      (i)     Seller shall be responsible for the
         preparation and filing of all Tax Returns, other than Consolidated Returns, of the Entertainment Companies for any Pre-Closing Period, that are required to be filed on or before the Closing Date, and for the payment of all Taxes with respect to such Tax Returns. Seller shall be entitled to any refunds of Taxes with respect to such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior practice, and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between Pre-Closing Periods and Post-Closing Periods.

                           (ii)    Buyer shall be responsible for the
         preparation and filing of all Tax Returns, other than Consolidated Returns, of the Entertainment Companies for any Pre-Closing Period, that are required to be filed after the Closing Date. Seller shall pay Buyer, in immediately available funds, any Taxes that are required to be paid with such Tax Returns, and shall be entitled to any refunds of Taxes with respect to such Tax Returns.

                  (c) Buyer shall be responsible for the preparation and filing of all Straddle Period Tax Returns with respect to the Entertainment Companies, and for the payment of all Taxes with respect to such returns. Seller shall reimburse Buyer, in immediately available funds, for the portion of any Tax relating to a Straddle Period that is allocable, in accordance with paragraph (f) below, to the pre-Closing portion of such Straddle Period, less any estimated Taxes paid by Seller or the Entertainment Companies with respect to such Straddle Period before the Closing Date. Any refunds of Straddle Period taxes shall be allocated between the Seller and the Buyer based on the same principles.

                  (d) Buyer shall be responsible for the preparation and filing of all Tax Returns and the payment of all other Taxes with respect to the Entertainment Companies for all Post-Closing Periods. Buyer shall be entitled to any refunds of such Taxes. In the case of any Post-Closing Tax Return where the Taxes payable by an Entertainment Company are dependent upon the Tax attributes of or are consistent with Tax accounting methods utilized by such Entertainment Company for a Pre-Closing Period, without Seller's consent Buyer shall not take a position that (i) is inconsistent with a position taken by Seller for such Pre-Closing Period and (ii) will have the effect of increasing the Seller's Tax liability for a Pre-Closing Period, unless in the opinion of Buyer's independent tax counsel or accountant, Seller's position is not supported by "substantial authority" within the meaning of Section 6662 of the Code.

                  (e) To the extent permitted by law, Seller and Buyer shall use their best efforts to cause any Taxable period to close on the Closing Date.

                  (f) Taxes payable with respect to a Straddle Period shall be allocated to the Pre-Closing Period and Post-Closing Period on the basis of a closing of the books as of the Closing Date or any other method agreed upon by Buyer and Seller, except that Taxes imposed on a periodic basis, such as real and personal property Taxes, shall be prorated based on the number of days before and after the Closing Date.

                  (g) Seller, Buyer and the Entertainment Companies shall cooperate in good faith in (i) preparing and filing all Tax Returns, (ii) maintaining and making available to each other all records necessary in connection with the preparation and filing of all Tax Returns and the payment of Taxes, and (iii) resolving all disputes and audits with respect to any Tax Returns and Taxes. Buyer and Seller recognize that each may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other; therefore, Buyer and Seller agree (i) to retain and maintain Tax records relating to the Entertainment Companies for a period of five (5) years after the Closing Date, (ii) to allow each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records, such activities to be conducted during normal business hours and at the requesting party's expense, and (iii) and to offer the other parties such records before destroying such records.

                  (h) Seller shall pay any stock transfer taxes due as a result of the sale of the Shares to Buyer pursuant to the transactions contemplated by this Agreement.

                  (i) Seller shall cause the provisions of any tax sharing agreement to which any of the Entertainment Companies is a party to be terminated on or before the Closing Date, and the Entertainment Companies shall have no liability to Seller or its Affiliates under any such agreements.

                  (j) Seller shall have the sole and exclusive authority to file amended Consolidated Tax Returns for the Entertainment Companies for any Pre-Closing Period, and to control any Tax audits, disputes, administrative or judicial proceedings or settlements with respect to such Consolidated Tax Returns. Buyer and the Entertainment Companies shall have the sole and exclusive authority to file any other amended Tax Returns and to control any other Tax audits, disputes, administrative or judicial proceedings or settlements with respect to the Entertainment Companies; provided, however, that Buyer shall not without Seller's consent file an amended Tax Return with respect to a Pre-Closing Period or settle, compromise, challenge or litigate a Tax dispute with respect to a Pre-Closing Period, if any such action may materially increase Seller's liability for Taxes.

                  11.02.   Section 338(h)(10).

                  (a)      Seller shall join Buyer in making elections under
Section 338(g) and Section 338(h)(10) of the Code and any state, local and foreign counterparts with respect to the Entertainment Companies (the "Section 338 Elections"). Seller and Buyer shall jointly complete and make the Section 338 Elections on the applicable forms and in accordance with Applicable Law. Seller shall deliver such forms and related documents to Buyer at least ninety
(90) days prior to the due date for filing such elections or forms. Buyer shall deliver to Seller at least forty-five (45) days prior to the due date for filing, such completed forms as are required to be filed with respect to the
Section 338 Elections. Buyer and Seller shall timely file the Section 338 Elections and any required forms and documents.

                  (b) Buyer and Seller shall act reasonably and in good faith to reach an agreement promptly, but in no event later than ninety (90) days after the Closing Date, on the allocation of the Purchase Price among the assets of the Entertainment Companies for purposes of the Section 338 Elections. If Buyer and Seller are unable to reach an agreement within such ninety (90) day period, they shall submit the issue to arbitration by a nationally recognized accounting firm mutually acceptable to Buyer and Seller, whose determination shall be final and binding on both parties, and whose expenses shall be shared equally by Buyer and Seller. The valuations and allocations determined pursuant to this Section shall be used for purposes of all relevant Tax Returns, but shall not have any effect on any other provision of this Agreement, except insofar as these other provisions relate to or affect Taxes or Tax Returns.

                  (c) Seller shall be responsible for the payment of any Taxes of Seller Affiliated Group or the Entertainment Companies that result from the Section 338 Elections (the "Section 338 Taxes").

                  11.03.   Indemnification.

                  (a) Seller shall indemnify Buyer and the Entertainment Companies for (i) all liability for Taxes of the Seller Affiliated Group, including the Entertainment Companies, for all Pre-Closing Periods and for the portion of all Straddle Periods that end on the Closing Date, (ii) all Section 338 Taxes, and (iii) all liability for reasonable legal and accounting fees and expenses incurred with respect to any item indemnified pursuant to clauses (i) and (ii) above.

                  (b) Buyer and the Entertainment Companies shall indemnify Seller for (i) all liability for Taxes of the Buyer Affiliated Group for any Post-Closing Taxable period, (ii) all liability for Taxes of the Entertainment Companies for the portion of all Straddle Periods that commence after the Closing Date, and (iii) all liability for reasonable legal and accounting expenses incurred with respect to any item indemnified pursuant to clauses (i) and (ii) above.

                  11.04.   Procedures for Indemnification.

                  (a) If a claim is made by any Taxing authority, which, if successful, might result in an indemnity payment by a party ("Tax Indemnitor") to another ("Tax Indemnitee") pursuant to Section 11.02, Tax Indemnitee shall promptly notify Tax Indemnitor in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to Tax Indemnitor within a sufficient period of time to allow Tax Indemnitor to effectively contest such Tax Claim, or in reasonable detail to apprise Tax Indemnitor of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Tax Indemnitor shall not be liable to Tax Indemnitee to the extent that Tax Indemnitor's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.

                  (b) With respect to any Tax Claim, Tax Indemnitor shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing authority with respect thereto and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that Tax Indemnitor shall not settle or compromise a Tax Claim without giving thirty (30) days notice to Tax Indemnitee and without Tax Indemnitee's consent, which shall not be unreasonably withheld, if such settlement or compromise would result in a material Tax Liability of Tax Indemnitee or members of its affiliated group for any Taxable period. If Tax Indemnitee reasonably withholds its consent, the indemnification obligation of Tax Indemnitor to Tax Indemnitee under this Article XI shall be limited to the amount of such settlement or compromise, and Tax Indemnitee shall have the right to take over the control of any proceedings with respect to such Tax Claim at its own expense.

                  (c) Buyer and Seller shall cooperate with each other in contesting any Tax Claim, which cooperation shall include, without limitation, granting powers of attorney to the party who is entitled to control the proceedings, retaining and providing records and information that are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                  (d) Any payment under this Article XI shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.

                  (e) The indemnification obligations of the parties set forth in this Article XI shall survive until the expiration of the applicable statute of limitations relating to the Taxes that are the subject of the indemnification obligation.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.01. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  If to Seller or any Entertainment Company:

                  Metromedia International Group, Inc.
                  c/o Metromedia Company
                  215 East 67th Street
                  New York, New York 10021
                  Attention:  President
                  Facsimile:  212-535-3541

                  with copies to:

                  Metromedia International Group, Inc.
                  One Metromedia Plaza
                  East Rutherford, New Jersey 07073
                  Attention:  General Counsel
                  Facsimile:  201-531-2803

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  James M. Dubin, Esq.
                  Facsimile:  212-757-3990

                  If to Buyer:

                  P&F Acquisition Corp.
                  2500 Broadway Street
                  Fifth Floor
                  Santa Monica, California 90404
                  Attention:  General Counsel
                  Facsimile:  310-449-3011

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  333 S. Grand Avenue
                  Los Angeles, California 90071
                  Attention:  Bruce D. Meyer, Esq.
                  Facsimile:  213-229-7520

                  Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  12.02.     Amendments; No Waivers.

                           (a)      Any provision of this Agreement may be
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b)      No waiver by a party of any default,
misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  12.03.   Construction.

                           (a)      The language used in this Agreement will be
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

                           (b)      The parties hereto intend that each
representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                  12.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

                  12.06. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of New York.

                  12.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  12.08. Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  12.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

                  12.10. Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                  12.11. Forum; Attorneys' Fees. Any action or proceeding commenced under this Agreement shall be brought solely in the federal or state courts located in the States of New York or California. In any action commenced hereunder, the prevailing party shall be entitled to recover its attorneys' fees and costs from the non-prevailing party in such action or proceeding. The parties agree that in any action or claim for Damages brought by Buyer against Seller for a breach of any representation or warranty by Seller or Orion in
Article III (other than those
representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.17, 3.23, 3.24 and 3.26), Seller shall not be obligated to make any payments to Buyer until the aggregate amount of Damages so incurred exceeds Fifteen Million Dollars ($15,000,000), whereupon Seller shall be liable for all such Damages in excess of Fifteen Million Dollars ($15,000,000) up to a maximum amount equal to the Purchase Price.

                  12.12. Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  12.13. Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Buyer or employee or former employee of any Seller or any Affiliate thereof (including any beneficiary or dependent thereof).

                  12.14. Knowledge. Whenever "knowledge," "to the knowledge of," "has received no notice" or "is not aware" (and all variants and derivatives thereof) is used with respect to any Person, it means the actual knowledge of such Person, after reasonable inquiry. Notwithstanding the foregoing, the foregoing terms, when applied to Seller or the Entertainment Companies, shall mean the actual knowledge, after reasonable inquiry, of any and all officers, shareholders or directors of Seller or any Entertainment Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                METROMEDIA INTERNATIONAL
                                GROUP, INC.



                                By:/s/Stuart Subotnick
                                   ----------------------------------------
                                Name:  Stuart Subotnick
                                     --------------------------------------
                                Title: President and Chief Exec. Officer
                                      -------------------------------------


                                ORION PICTURES CORPORATION



                                By:/s/Sylvia Kessel
                                   ----------------------------------------
                                Name:  Sylvia Kessel
                                     --------------------------------------
                                Title: Senior Executive Vice President
                                      -------------------------------------

                                P&F ACQUISITION CORP.



                                By:     /s/ Frank G. Mancuso
                                        -----------------------------------
                                        Name:  Frank G. Mancuso
                                        -----------------------------------
                                        Title: Chairman and Chief Exec. Officer
                                        -----------------------------------